Exhibit 10.3

TERM LOAN AGREEMENT

DATED AS OF AUGUST 9, 2019

by and among

CONDOR HOSPITALITY LIMITED PARTNERSHIP,

SPRING STREET HOTEL PROPERTY LLC,

SPRING STREET HOTEL OPCO LLC,

EACH AS A BORROWER,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS THE AGENT,

AND

KEYBANC CAPITAL MARKETS INC.,

AS SOLE LEAD ARRANGER AND

SYNDICATION AGENT

Page

DEFINITIONS AND RULES OF INTERPRETATION1

Definitions1

Rules of Interpretation29

THE CREDIT FACILITY31

Commitment to Lend31

[Intentionally Omitted]31

Notes31

[Intentionally Omitted]31

[Intentionally Omitted]31

Interest on Loans31

[Intentionally Omitted]32

Funds for Loans32

Use of Proceeds33

[Intentionally Omitted]33

[Intentionally Omitted]33

[Intentionally Omitted]33

Defaulting Lenders33

REPAYMENT OF THE LOANS35

Stated Maturity35

Mandatory Prepayments35

Optional Prepayments36

Partial Prepayments36

Effect of Prepayments36

CERTAIN GENERAL PROVISIONS36

Conversion Options36

Fees37

Funds for Payments37

Computations41

Suspension of LIBOR Rate Loans41

Illegality42

Additional Interest42

Additional Costs, Etc.42

Capital Adequacy43

Breakage Costs44

Default Interest; Late Charge44

Certificate44

Limitation on Interest44

Certain Provisions Relating to Increased Costs45

COLLATERAL SECURITY; GUARANTORS46

Collateral46

Appraisal46

Release of Release Parcel46

[Intentionally Omitted]48

[Intentionally Omitted]48

(continued)

Page

Release of Collateral48

REPRESENTATIONS AND WARRANTIES48

Corporate Authority, Etc.48

Governmental Approvals49

Intentionally Omitted49

Financial Statements49

No Material Changes49

Franchises, Patents, Copyrights, Etc.50

Litigation50

No Material Adverse Contracts, Etc.50

Compliance with Other Instruments, Laws, Etc.51

Tax Status51

No Event of Default51

Investment Company Act51

Setoff; Absence of UCC Financing Statements51

Certain Transactions52

Employee Benefit Plans52

Disclosure52

Trade Name; Place of Business53

Regulations T, U and X53

Environmental Compliance53

Organizational Chart55

Leases55

Property55

Brokers57

Other Debt57

Solvency57

No Bankruptcy Filing57

No Fraudulent Intent58

Transaction in Best Interests of the Borrower and Guarantors; Consideration58

Contribution Agreement58

Representations and Warranties of Guarantors58

OFAC58

Labor Matters59

[Intentionally Omitted59

Material Contracts59

Intellectual Property59

EEA Financial Institutions59

The Property59

AFFIRMATIVE COVENANTS59

Punctual Payment60

Maintenance of Office60

Records and Accounts60

Financial Statements, Certificates and Information60

Notices64

Existence; Maintenance of Properties65

Insurance; Condemnation66

(continued)

Page

Taxes; Liens71

Inspection of Properties and Books71

Compliance with Laws, Contracts, Licenses, and Permits72

Further Assurances72

Leases of the Property72

Material Contracts73

Business Operations73

Registered Service Mark73

[Intentionally Omitted]74

[Intentionally Omitted]74

Plan Assets74

Completion of Renovations74

Borrowing Base Properties75

Sanctions Laws and Regulations76

Assignment of Interest Rate Protection77

NEGATIVE COVENANTS77

Restrictions on Indebtedness77

Restrictions on Liens, Etc.78

Restrictions on Investments80

Merger, Consolidation81

Sale and Leaseback82

Compliance with Environmental Laws82

Distributions.84

Asset Sales84

Restriction on Prepayment of Indebtedness84

Zoning and Contract Changes and Compliance85

Derivatives Contracts85

Transactions with Affiliates85

Management Fees85

Changes to Organizational Documents85

Transfers and Equity Pledges85

Non-Encumbrance86

FINANCIAL COVENANTS86

Minimum Property Debt Yield86

Leverage86

Secured Leverage Ratio86

[Intentionally Omitted.]86

Adjusted Consolidated EBITDA to Fixed Charges86

Minimum Consolidated Tangible Net Worth87

[Intentionally Omitted]87

Unhedged Variable Rate Debt87

CLOSING CONDITIONS87

Loan Documents87

Certified Copies of Organizational Documents87

Resolutions87

Incumbency Certificate; Authorized Signers87

Opinion of Counsel88

(continued)

Page

Payment of Fees88

Performance; No Default88

Representations and Warranties88

Proceedings and Documents88

Intentionally Omitted88

Compliance Certificate88

Intentionally Omitted88

Consents88

Contribution Agreement89

Insurance89

Other89

CONDITIONS TO ALL BORROWINGS89

Prior Conditions Satisfied89

Representations True; No Default89

Borrowing Documents89

EVENTS OF DEFAULT; ACCELERATION; ETC.89

Events of Default and Acceleration89

Certain Cure Periods; Limitation of Cure Periods92

Termination of Commitments93

Remedies93

Distribution of Collateral Proceeds93

SETOFF94

THE AGENT95

Authorization95

Employees and Agents95

No Liability95

No Representations95

Payments96

Holders of Notes97

Indemnity97

The Agent as Lender97

Resignation97

Duties in the Case of Enforcement97

Request for Agent Action98

Bankruptcy98

Reliance by the Agent98

Approvals99

The Borrower Not Beneficiary99

[Intentionally Omitted]99

Comfort Letter99

EXPENSES100

INDEMNIFICATION101

SURVIVAL OF COVENANTS, ETC.101

ASSIGNMENT AND PARTICIPATION102

Conditions to Assignment by Lenders102

Register103

New Notes103

(continued)

Page

Participations104

Pledge by Lender104

No Assignment by the Borrower104

Disclosure105

Mandatory Assignment105

Amendments to Loan Documents106

Titled Agents106

NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS106

RELATIONSHIP108

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE109

HEADINGS109

COUNTERPARTS109

ENTIRE AGREEMENT, ETC.110

WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS110

DEALINGS WITH THE BORROWER110

CONSENTS, AMENDMENTS, WAIVERS, ETC.111

SEVERABILITY112

TIME OF THE ESSENCE112

NO UNWRITTEN AGREEMENTS112

REPLACEMENT NOTES112

NO THIRD PARTIES BENEFITED112

PATRIOT ACT113

ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS113

ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWER114

Attorney-in-Fact114

Accommodation114

Waiver of Automatic or Supplemental Stay114

Waiver of Defenses114

Waiver116

Subordination117

EXHIBITS AND SCHEDULES

Exhibit A[Intentionally Omitted]

Exhibit BFORM OF TERM LOAN NOTE

Exhibit C[Intentionally Omitted]

Exhibit D[Intentionally Omitted]

Exhibit E[Intentionally Omitted]

Exhibit F[Intentionally Omitted]

Exhibit GFORM OF COMPLIANCE CERTIFICATE

Exhibit H[Intentionally Omitted]

Exhibit IFORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibits JFORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Exhibit K[Intentionally Omitted]

Schedule 1.1LENDERS AND COMMITMENTS

Schedule 1.3 [Intentionally Omitted]

Schedule 2.9(a)[Intentionally Omitted]

Schedule 2.9(b)[Intentionally Omitted]

Schedule 4.3ACCOUNTS

Schedule 5.3[Intentionally Omitted]

Schedule 6.3TITLE TO PROPERTIES

Schedule 6.5NO MATERIAL CHANGES

Schedule 6.7PENDING LITIGATION

Schedule 6.10TAX STATUS

Schedule 6.14CERTAIN TRANSACTIONS

Schedule 6.20ORGANIZATIONAL CHART

Schedule 6.21LEASES

Schedule 6.22PROPERTY

Schedule 6.24OTHER DEBT

Schedule 6.34MATERIAL CONTRACTS

Schedule 6.37[Intentionally Omitted]

Schedule 7.23[Intentionally Omitted]

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (this “Agreement”) is made as of August 9, 2019, by and among CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Operating Partnership”), SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company (“Spring Street Property Owner”), SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company (“Spring Street OpCo”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto as “Lenders” pursuant to §18, and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”).

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide a term loan facility to the Borrower; and

WHEREAS, the Agent and the Lenders are willing to provide such term loan facility to the Borrower on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

DEFINITIONS AND RULES OF INTERPRETATION

.

Definitions

.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Adjusted Consolidated EBITDA.  On any date of determination, the sum of Consolidated EBITDA for the four (4) fiscal quarters most recently ended less the FF&E Reserve for all Real Estate of the REIT and its Subsidiaries and less the Franchise Fees of the REIT and its Subsidiaries and less the Management Fees of the REIT and its Subsidiaries (to the extent not previously included in Consolidated EBITDA), in each case for the four (4) fiscal quarters most recently ended.  Adjusted Consolidated EBITDA for the period shall be adjusted on a proforma basis to account for properties acquired or sold in the period in a manner satisfactory to the Agent.

Adjusted Net Operating Income.  On any date of determination Net Operating Income from the Property, as applicable, for the prior twelve (12) calendar months most recently ended less the FF&E Reserve applicable to the Property (less any amounts paid by the Fee Owner or the Operating Lessee for FF&E at the Property to the extent such payments were already included in the calculation of Net Operating Income), as applicable, for such period.

Affected Lender.  See §4.14.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means

(a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel.  Dentons US LLP or such other counsel as selected by the Agent.

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  See §4.2.

Aloft Atlanta Joint Venture.  Spring Street Hotel Property II LLC and Spring Street Hotel OpCo II LLC, which are owned indirectly eighty percent (80%) by the REIT and twenty percent (20%) by Three Wall Capital LLC, and which are the indirect owner and lessee, respectively, of the Property.

Applicable Law.  All applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

Applicable Margin.  The Applicable Margin for LIBOR Rate Loans shall be two and one quarter percent (2.25%), and the Applicable Margin for Base Rate Loans shall be one and one quarter percent (1.25%).

Appraisal.  An MAI appraisal reasonably acceptable to the Agent of the value of the Property, determined on an “as-is” value basis, performed by an independent appraiser.

Appraised Value.  Shall have the meaning set forth in the Senior Credit Facility Loan Agreement.

Approved Brand.  Any of the hotel brands owned by the following hotel companies: (a) Marriott (including Starwood Hotels); (b) Hilton; (c) Hyatt; or (d) International Hotels Group.

Arranger.  KCM.

Assignment and Acceptance Agreement.  See §18.1.

Assignment of Leases and Rents.   The Assignment of Leases and Rents dated as of the date hereof from the Fee Owner and the Operating Lessee in favor of Agent for the benefit of the Lenders, as amended, modified or supplemented from time to time.

Authorized Officer.  Any of the following Persons:  J. William Blackham, Arinn Cavey, Alan Kanders and such other Persons as the Borrower’s Representative shall designate in a written notice to the Agent.

Bail-In Action.  The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation.  With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Balance Sheet Date.  June 30, 2019.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate.  The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate, and (c) LIBOR for an Interest Period of one (1) month plus one percent (1.0%).  The Base Rate is a reference rate used by the lender acting as Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the lender acting as the Agent or any other lender on any extension of credit to any debtor.  Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the Business Day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans.  Collectively, the Loans bearing interest calculated by reference to the Base Rate.

Borrower.  Jointly and severally, the Operating Partnership, the Fee Owner and Operating Lessee. All references to the Borrower in this Agreement shall be deemed to refer to each of such entities comprising Borrower both individually and collectively, as the context may require.

Borrower’s Representative. Initially, the Operating Partnership and the Fee Owner, and thereafter the Person or Persons who are designated by the Operating Partnership, Fee Owner and Operating Lessee to act on behalf of the Borrower as provided in §35.

Borrowing Base Property or Borrowing Base Properties.  Shall have the meaning set forth in the Senior Credit Facility Loan Agreement.

Breakage Costs.  The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (a) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (b) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (c) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a LIBOR Rate Loan.

Building.  With respect to the Property, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capitalization Rate.  Shall have the meaning set forth in the Senior Credit Facility Loan Agreement.

Capitalization Value.  Shall have the meaning set forth in the Senior Credit Facility Loan Agreement.

Capitalized Lease.  A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Cash Equivalents.  As of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by (i) any Lender or (ii) any domestic commercial bank having (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers)

of the voting stock or voting interests of REIT equal to at least thirty percent (30%) (excluding the existing and future interests of the Existing Shareholders as of March 1, 2017 and the interests in the REIT into which the Existing Shareholders may convert, provided that in no event shall any Existing Shareholder have beneficial ownership of the voting stock or voting interests of REIT greater than forty-nine and 9/10ths percent (49.9%);

(b)as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT consists of individuals who were not either (i) directors or trustees of REIT as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;

(c)Intentionally Omitted;

(d)J. William Blackham shall not be the Chief Executive Officer of the REIT, provided that if J. William Blackham shall not be the Chief Executive Officer of the REIT as a result of his death or disability, then no Change of Control shall occur under this clause (d) if a competent and experienced officer to replace him as Chief Executive Officer is approved by the Required Lenders within ninety (90) days of his death or disability, which approval the Required Lenders shall not unreasonably withhold, condition or delay; or

(e)REIT, General Partner or the Operating Partnership consolidates with, is acquired in whole by, or merges into or with any Person (other than a merger permitted by §8.4); or

(f)General Partner fails to (i) be the sole general partner of Operating Partnership, (ii) own directly, free of any lien, encumbrance or other adverse claim, at least eighty-five percent (85%) of the economic, voting and beneficial interest of the Operating Partnership (other than any Lien of the Agent granted pursuant to the Loan Documents), or (iii) hold all management powers over the business and affairs of the Operating Partnership and control the Operating Partnerhsip; or

(g)REIT fails to (i) own directly, free of any lien, encumbrance or other adverse claim (other than any Lien of the Agent granted pursuant to the Loan Documents), one hundred percent (100%) of the economic, voting and beneficial interest of the General Partner, or (ii) hold all management powers over the business and affairs of the Operating Partnership and General Partner and control the Operating Partnership and General Partner; or

(h)the Operating Partnership fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, at least eighty percent (80.0%) of the legal, economic, voting and beneficial interest of Fee Owner and Operating Lessee.

Closing Date.  The date of this Agreement.

Code.  The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

Collateral.  All of the property, rights and interests of the Borrower or the Guarantors which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Property.

Commitment.  With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Communications.  See §7.4.

Compliance Certificate.  See §7.4(c).

Condemnation Proceeds.  All compensation, awards, damages, judgments and proceeds awarded to the Borrower by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such compensation, awards, damages, judgments and proceeds.

Connection Income Taxes.  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA.  For any period, for the REIT and its Subsidiaries on a consolidated basis (and without double-counting), consolidated Net Income for such period, adjusted by (x) adding thereto (i) to the extent actually deducted in determining said consolidated Net Income, Consolidated Interest Expense, minority interest and provision for income taxes for such period (excluding, however, Consolidated Interest Expense and income taxes attributable to non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates of the REIT and any of its Subsidiaries), and (ii) the amount of all amortization of intangibles and depreciation that were deducted determining consolidated Net Income for such period, and (iii) any non-recurring non-cash charges in such period to the extent that (A) such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the REIT (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (B) the same were deducted in determining consolidated Net Income for such period, and (y) subtracting therefrom, to the extent included in determining consolidated Net Income for such period, the amount of non-recurring non-cash gains during such period; provided that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding real property) in the ordinary course of business.  Consolidated EBITDA shall be adjusted to include only the REIT’s or its Subsidiaries’ Equity Percentage of Consolidated EBITDA from any non-Wholly-Owned Subsidiary and Unconsolidated Affiliate.

Consolidated Interest Expense.  As of any date of determination and for any applicable period, with respect to REIT and its Subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of REIT and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capitalized Leases and amounts attributable to interest incurred under Derivatives Contracts, but excluding, to the extent non-cash, amortization of defeasance financing costs and charges), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of the foregoing items for the Unconsolidated Affiliates and non-Wholly-Owned Subsidiaries of REIT and its Subsidiaries.  Consolidated Interest Expense shall not include capitalized interest funded under a construction loan by an interest reserve.

Consolidated Tangible Net Worth.  As of any date of determination, for the REIT and its Subsidiaries, an amount determined by subtracting the Consolidated Total Indebtedness from the Consolidated Total Asset Value.

Consolidated Total Asset Value.  As of any date of determination, with respect to REIT and its Subsidiaries on a consolidated basis, the sum of:

(a)The amount of Unrestricted Cash and Cash Equivalents of the Operating Partnership; plus

(b)The amount of Restricted Cash of the Operating Partnership and its Subsidiaries; plus

(c)With respect to any Real Estate of the REIT and its Subsidiaries which is included in the calculation of Borrowing Base Availability as of the date of determination, the sum of (i) the Tier I Borrowing Base Value plus (ii) the Tier II Borrowing Base Value; plus

(d)The book value determined in accordance with GAAP of all Development Properties owned by REIT and its Subsidiaries; plus

(e)With respect to all Real Estate (other than Development Properties and assets included under subparagraph (c) above), the Non-Borrowing Base Hotel Value thereof; plus

(f)The Operating Partnership’s pro rata share of such assets described in subparagraphs (c), (d) and (e) above held by a non-Wholly-Owned Subsidiary or Unconsolidated Affiliate (determined based upon its Equity Percentage in such non-Wholly-Owned Subsidiary and Unconsolidated Affiliate), the value of which shall be determined consistent with the above-described treatment for wholly owned assets.

Consolidated Total Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the fiscal quarter most recently ended prior to a date of determination.  All income, expense and value associated with assets included in Consolidated Total Asset Value disposed of during the fiscal quarter period most recently ended prior to a date of determination will be eliminated from calculations.  To the extent that Consolidated Total Asset Value attributable to Development Properties would exceed ten percent (10%) of Consolidated Total Asset Value, then such excess shall be excluded.

Consolidated Total Indebtedness.  All Indebtedness and, to the extent not included in Indebtedness, all liabilities (determined in accordance with GAAP) (but excluding trade debt incurred in the ordinary course of business which is not more than sixty (60) days past due) of the REIT and its Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates.

Contribution Agreement.  The Contribution Agreement dated as of even date herewith among the Borrower, General Partner and REIT as of the Closing Date, as the same may be modified, amended or ratified from time to time.

Conversion/Continuation Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Default.  See §12.1.

Default Rate.  See §4.11.

Defaulting Lender.  Any Lender that, as reasonably determined by the Agent, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect unless with respect to this clause (b), such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three (3) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) is the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person).  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Derivatives Contract.  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value.  In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

Designated Person.  See §6.31.

Development Property.  Any Real Estate owned or acquired by the REIT, any Subsidiary of REIT or any Unconsolidated Affiliate and on which such Person is pursuing construction of one or more buildings for use as a Hotel Property of the type permitted by §8.3(h)(i) of the Senior Credit Facility Loan Agreement and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of the REIT, any Subsidiary of REIT or any Unconsolidated Affiliate; provided that any Real Estate will no longer be considered to be a Development Property at the date on which all improvements related to the development of such Development Property have been substantially completed and a certificate of occupancy has been issued for twelve (12) months (provided that following such substantial completion, the REIT may by delivering written notice to Agent elect to no longer treat such property as a Development Property).

Directions.  See §14.14.

Distribution.  Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding.  Distributions from any Subsidiary of the Borrower to, directly or indirectly, the Borrower shall be excluded from this definition.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date, as applicable, is converted in accordance with §4.1.

EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country.  Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority.  Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic System.  See §7.4.

Employee Benefit Plan.  Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws.  As defined in the Indemnity Agreement.

Environmental Report.  See §6.19.

EPA.  See §6.19(b).

Equity Interests.  With respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

Equity Offering.  The issuance and sale after the Closing Date by REIT or any of its Subsidiaries of any equity securities of such Person (other than equity securities issued to REIT or any one or more of its Subsidiaries in their respective Subsidiaries), and the contribution of additional equity capital to Operating Partnership.

Equity Percentage.  The aggregate ownership percentage of REIT or its Subsidiaries in each Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary as set forth in the Unconsolidated Affiliate’s or Subsidiaries’ organizational documents, and (b) such Person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary reflecting such Person’s current allocable share of income and expenses of the Unconsolidated Affiliate Subsidiary that is not a Wholly-Owned Subsidiary.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and all regulations and formal guidelines issued thereunder.

ERISA Affiliate.  Any Person which is treated as a single employer with REIT or its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which the Borrower, a Guarantor or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA.

EU Bail-In Legislation Schedule.  The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default.  See §12.1.

Excluded Taxes.  Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Existing Shareholders.  IRSA Inversiones y Representaciones Sociedad Anónima, Real Estate Strategies, L.P., StepStone Group LP, SREP III Flight-Investco, L.P., and as to each such Person its respective Affiliates.

FATCA.  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

Fee Owner.  Spring Street Hotel Property LLC, a Delaware limited liability company.

FF&E.  All fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on a Borrowing Base Property or other Real Estate or used in connection with the ownership, use, occupancy, operation or maintenance of all or any part of such Borrowing Base Property or other Real Estate, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, beds, linens, televisions, radios, telephones, specialized equipment for kitchens, dishware, utensils, tables, chairs, laundries, bars, restaurants, public rooms, health and recreational facilities, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, reservation system computer and related equipment, and vehicles.

FF&E Reserve.  For any period and with respect to any of the Real Estate for the most recently completed four (4) fiscal quarters, an amount equal to four percent (4%) of Gross Hotel Revenues from such Real Estate for such period.

Fixed Charges.  As of any date of determination for any applicable period for REIT and its Subsidiaries, determined on a consolidated basis, an amount equal to (i) Consolidated Interest Expense for such period plus (ii) the aggregate amount of scheduled principal or amortization payments of Indebtedness (excluding balloon payments at maturity) required to be made during such period by the REIT and its Subsidiaries on a consolidated basis plus (iii) the Preferred Distributions, if any, paid or required to be paid during such period plus (iv) the REIT or its Subsidiaries pro rata share (based upon their Equity Percentage in such Unconsolidated Affiliate) of all Fixed Charges from any non-Wholly-Owned Subsidiary and Unconsolidated Affiliate of REIT and its Subsidiaries.  Fixed Charges for the period shall be adjusted on a proforma basis to account for properties acquired or sold in the period in a manner satisfactory to the Agent.

Foreign Lender.  If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Franchise Agreement.  That certain Franchise Agreement on Change of Ownership dated August 22, 2016 by and between Operating Lessee and Franchisor, with respect to the Property.

Franchise Fees.  For any Real Estate, a deemed franchise fee in an amount equal to the greater of (i) the actual franchise fees payable with respect to such Real Estate for the period of determination and (ii) an amount equal to four percent (4%) of Gross Hotel Revenues from such Real Estate for such period.

Franchisor.  The Sheraton LLC, a Delaware limited liability company.

Funds Available for Distribution.  As of any date of determination, an amount equal to the sum of (a) Consolidated EBITDA for the prior four (4) consecutive fiscal quarters most recently ended minus (b) all Fixed Charges for such period, minus (c) Recurring Capital Expenditures for such period.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

General Partner.  Condor Hospitality REIT Trust, a Maryland real estate investment trust.

Governmental Authority.  Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Gross Hotel Revenues.  All revenues and receipts of every kind derived from operating a Hotel Property and parts thereof, including, without limitation, income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind; license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; parking; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property); service charges, to the extent not distributed to the employees at such Hotel Property as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that, Gross Hotel Revenues shall not include gratuities to employees of such Hotel Property; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Hotel Property.  Gross Hotel Revenues shall not include any rents, reimbursements or other payments by a tenant under a Lease which is in default of any monetary or other material obligation or which is the subject of any bankruptcy, insolvency or similar debtor relief proceeding.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  Collectively, REIT and General Partner, and individually any one of them.

Guaranty.  The Unconditional Guaranty of Payment and Performance dated of even date herewith made by REIT and General Partner, as the same may be modified, amended, restated or ratified, such Guaranty to be in form and substance reasonably satisfactory to the Agent.

Hazardous Substances.  As defined in the Indemnity Agreement.

Hotel Property.  Any Real Estate that operates or, in the case of Land Assets or a Development Property is intended to be operated, as a hotel or similar lodging for transient uses of rooms.

Indebtedness.  With respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied solely by the issuance of Equity Interests); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violations of “special purpose entity” covenants, bankruptcy and other similar exceptions to non‑recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (k) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage) of any Unconsolidated Affiliate or non-Wholly-Owned Subsidiary of such Person.  For the avoidance of doubt, if a Person has guaranteed Indebtedness of an Unconsolidated Affiliate or non-Wholly-Owned Subsidiary, the greater of the Indebtedness guaranteed or the Equity Percentage of such Indebtedness shall be included in Indebtedness.  Indebtedness shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.

Indemnified Taxes.  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and Guarantors, in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which each of the Borrower and the Guarantors agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.

Information Materials.  See §7.4.

Insurance Proceeds.  All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to the Property, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such insurance, proceeds, damages and claims.

Interest Payment Date.  As to each Loan, the first day of each calendar month during the term of such Loan.

Interest Period.  With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one (1), two (2) or three (3) months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one (1) of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding

LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii)if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(iii)any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Inventory.  All inventory as defined in the Uniform Commercial Code, and including within the term items which would be entered on a balance sheet under the line items for “Inventories” or “China, glassware, silver, linen and uniforms” under the Uniform Systems of Accounts.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided,  however, that the term “Investment” shall not include (x) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (y) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) shall be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

KCM.  KeyBanc Capital Markets Inc.

KeyBank.  As defined in the preamble hereto.

Land Assets.  Land to be used as a Hotel Property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following twelve (12) months.

Lease.  Each lease entered into or assumed by the Fee Owner or the Operating Lessee with respect the Property, as amended, extended or restated.  A lease shall not include agreements permitting users to occupy the Property in the ordinary course of business.

Lenders.  KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to this Agreement (but not including any participant as described in §18).

LIBOR.  For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by the Agent, by another commercially available source providing such quotations approved by the Agent) at which deposits in U.S.  dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service or such other Person approved by the Agent described above no longer reports such rate or the Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan.  For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  Notwithstanding the foregoing, if the rate shown on Reuters Screen LIBOR01 Page (or any successor service designated pursuant to this definition) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate Loans.  Those Loans bearing interest calculated by reference to LIBOR.

Licenses.  All certifications, permits, licenses and approvals, including certificates of completion, certificates of occupancy, and food and beverage and liquor licenses, required for the legal use, occupancy and operation of a the Property.

Lien.  See §8.2.

LLC Division.  With respect to any Person that is a limited liability company, (i) the division of such Person into two or more newly formed limited liability companies (whether or not such Person is a surviving entity following any such division) pursuant to, in the event such Person is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event such Person is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.

Loan Documents.  This Agreement, the Notes, the Guaranty, the Security Documents, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

Loan Request.  See §2.7.

Loan and Loans.  An individual loan or the aggregate loans, as the case may be, in the maximum principal amount of the Total Commitment.  All Loans shall be made in Dollars.

Management Agreement.  That certain Hotel Management Agreement dated August 19, 2016 by and between Operating Lessee and Manager, with respect to the Property.

Management Fees.  For any Borrowing Base Property for any period of determination, a deemed base management fee in an amount equal to the greater of (i) the actual base management fees payable with respect to such Borrowing Base Property for such period and (ii) an amount equal to four percent (4%) of Gross Hotel Revenues from such Borrowing Base Property for such period. Notwithstanding anything herein to the contrary, for the purposes of calculation of the Property Debt Yield, the Management Fee shall be an amount equal to three percent (3%) of the Gross Hotel Revenues for the Property during the applicable period.

Manager.  Boast Hotel Management Company, a Delaware limited liability company, or any successor management company approved by Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

Mandatorily Redeemable Stock.  With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).

Material Adverse Effect.  A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), prospects or results of operations of REIT and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any Guarantor to perform any of its material obligations under the Loan Documents; (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of the Agent in the Collateral; or (d) the rights or remedies of the Agent or the Lenders thereunder.

Material Contract.  Collectively, (i) each contract to which the Borrower is a party involving aggregate consideration payable to or by Borrower with respect to the Property in an amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more, and (ii) each Operating Lease, each Management Agreement and each Franchise Agreement.  For the avoidance of doubt, any contract to which the REIT is a party or which otherwise relates to the purchase or sale of securities (including, but not limited to, underwriting agreements and private placement agreements) shall not constitute a Material Contract.

Material Renovation.  Any Renovation to the Property (whether separately or as part of an overall plan or other similar related renovations, even if not performed at the same time) that has resulted, or is reasonably expected to result in, twenty percent (20%) or more of the rooms in the Property not being available for occupancy for a period of forty-five (45) days or more.

Maturity Date.  February 9, 2020, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Merger. The consummation of the merger transaction contemplated by the Merger Agreement.

Merger Agreement.  The Agreement and Plan of Merger dated July 19, 2019, by and among, NHT Operating Partnership, LLC, a Delaware limited liability company, NHT REIT Merger Sub, LLC, a Delaware limited liability company, NHT Operating Partnership II, LLC, a Virginia limited liability company, the REIT, and the Operating Partnership.

Moody’s.  Moody’s Investor Service, Inc., and any successor thereto.

Mortgage Note Receivables.  A first priority mortgage loan on a completed Hotel Property of the type permitted by §8.3(o), and which Mortgage Note Receivable includes, without limitation, the indebtedness secured by a related first priority security instrument.

Mortgage.  That certain Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof from Fee Owner and Operating Lessee in favor of Agent for the benefit of the Lenders, as amended, modified or supplemented from time to time.

Multiemployer Plan.  Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.

Net Income (or Loss).  With respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Net Offering Proceeds.  The total gross cash proceeds received by REIT or any of its Subsidiaries as a result of an Equity Offering or as a result of receipt of any contribution of capital less the customary and reasonable costs, expenses and discounts paid by REIT or such Subsidiary in connection therewith.

Net Operating Income.  For any Real Estate as of any date of determination, an amount equal to (A) the total Gross Hotel Revenues of such Real Estate during such period; minus (B) the sum of all expenses and other proper charges incurred in connection with and directly attributable to the ownership and operation of such Real Estate during such period (including real estate taxes, Management Fees, Franchise Fees, payments under ground leases, insurance premiums, and bad debt expenses, but excluding any general and administrative expense, impairment charges, and any non-cash charges (such as depreciation or amortization of financing costs) related to the operation of the Operating Partnership.

Net Sale Proceeds.  With respect to any sale, conveyance, transfer or other disposition of any Real Estate by the Borrower or any of its Subsidiaries (each referred to for the purposes of this definition as a “disposition”), the aggregate cash payments or other cash equivalent financial instruments received by Borrower or such Subsidiary from such disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received), minus the direct out-of-pocket costs and expenses paid to unaffiliated third parties incurred in connection with such disposition.

Non-Borrowing Base Hotel Asset Value.  For each Hotel Property owned or leased by the Operating Partnership or a Subsidiary of Operating Partnership which is not included in the calculation of Borrowing Base Availability, the lowest of the Appraised Value of such Hotel Property and the cost basis of such Hotel Property determined in accordance with GAAP; provided that from and after the date that is twenty-four (24) months after the date such Hotel Property was acquired by Operating Partnership or such Subsidiary, the value of such Hotel Property shall be its Capitalization Value as of the date of determination.

Non-Consenting Lender.  See §18.8.

Non-Defaulting Lender.  At any time, any Lender that is not a Defaulting Lender at such time.

Non-Recourse Exclusions.  With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non‑recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (c) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness.  With respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for Non‑Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non‑Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness solely of such Person (except for guarantees of Non-Recourse Exclusions by another Person).

Notes.  See §2.3.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any bankruptcy or insolvency proceeding, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Off-Balance Sheet Obligations.  Liabilities and obligations of REIT or any of its Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act, which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefor).

Operating Lease.  That certain Master Lease Agreement dated August 22, 2016 by and between Fee Owner and Operating Lessee, with respect to the Property.

Operating Lessee.  Spring Street Hotel OpCo LLC, a Delaware limited liability company.

Option Agreement. The Option Agreement made and entered into as of August 22, 2016 by and between the Fee Owner and Debartolo Real Estate Investments, LLC, a Florida limited liability company.

Other Connection Taxes.  With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes.  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant Register.  See §18.4.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permits.  With respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

PIP.  A property improvement plan for a Hotel Property prepared by a Franchisor or a Manager of such Hotel Property.

Plan Assets.  Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Preferred Distributions.  With respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by REIT or any of its Subsidiaries, whether now issued and outstanding or hereafter issued and outstanding.  Preferred Distributions shall not include dividends or distributions:  (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical class payable to holders of such class of Equity Interests; or (b) paid or payable to the Borrower or any of its Subsidiaries.

Preferred Securities.  With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Project Approvals.  See §6.23(a)(v).

Property.  That certain parcel of real property located at 300 Ted Turner Dr NW, Atlanta, Georgia and more particularly described in the Mortgage, together with all inventory,

equipment and other personal property or rights associated therewith and all improvements and fixtures located from time to time thereon and all rights appurtenant thereto.

Property Debt Yield.  The quotient of (a) Adjusted Net Operating Income divided by (b) the outstanding principal balance of the Loan, expressed as a percentage..

Real Estate.  All real property, including, without limitation, the Property, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by REIT or any of its Subsidiaries, or an Unconsolidated Affiliate of the Operating Partnership and which is located in the United States of America or the District of Columbia.

Recipient.  The Agent and any Lender.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries.  Recourse Indebtedness shall not include Non‑Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto.

Recurring Capital Expenditures.  Items that would be reflected in the “hotel and property operations” line item of REIT’s financial statements for repairs and maintenance in accordance with GAAP and the Uniform System of Accounts, and consistent with the financial statements delivered to the Agent prior to the date of this Agreement.

Register.  See §18.2.

REIT.  Condor Hospitality Trust, Inc., a Maryland corporation.

REIT Status.  With respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.

Related Fund.  With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

Release.  Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than (i) storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws and (ii) any isolated and de minimis spills or other dispositions of Hazardous Substances which do not give rise to any obligation to notify or report to any Governmental Authority and which do not violate any Environmental Law) of Hazardous Substances.

Release Parcel. The portion of the Property to be conveyed to the Release Parcel Purchaser upon exercise of the right to purchase under the Option Agreement.

Release Parcel Purchaser. The “Buyer” as defined in the Option Agreement.

Remaining Property. See §5.3.

Renovations.  Any renovations, remodeling, expansion, refurbishment or other capital improvements to the Property.

Representative.  See §14.16.

Required Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 67/100 percent (66.67%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders; provided that if there are three (3) or fewer Lenders, then Required Lenders shall mean all Lenders that are Non-Defaulting Lenders.

Requirements.  See §6.22(a)(iii).

Reserve Percentage.  For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over the Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Restricted Cash.  As of any date of determination, the aggregate amount of cash that is subject to any escrow, cash trap, reserves, Liens or claims of any kind in favor of any Person.

Sanctions Laws and Regulations.  Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

S&P.  S&P Global, Inc.

SEC.  The federal Securities and Exchange Commission.

Secured Indebtedness.  With respect to REIT and its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons outstanding at such date and that is secured in any manner by any Lien.

Securities Act.  The Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

Security Agreement.  The Security Agreement dated as of the date hereof among the Agent and the Operating Lessee.

Security Documents.  Collectively, the Mortgage, the Assignment of Leases and Rents, the Security Agreement, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

Senior Credit Facility Loan Agreement.  That certain Credit Agreement, dated as of March 1, 2017, by and between Agent and the Operating Partnership, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of May 11, 2017, as amended by that certain Second Amendment to Credit Agreement dated as of December 13, 2017, as amended by that certain Third Amendment to Credit Agreement dated as of March 8, 2019, as amended by that certain Fourth Amendment to Credit Agreement dated as of May 3, 2019, and as amended by that certain Fifth Amendment to Credit Agreement dated as of August 9, 2019, as the same may be hereafter amended, restated, supplemented or modified from time to time provided that KeyBank shall have approved of such amendment, restatement, supplement or modification in writing.

Single Asset Entity.  A bankruptcy remote, single purpose entity which is a Subsidiary of the Operating Partnership and which is not a Subsidiary Guarantor or an owner of a direct or indirect interest in a Subsidiary Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non‑Recourse Indebtedness (except for Non‑Recourse Exclusions).

State.  A state of the United States of America and the District of Columbia.

Subsidiary.  For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.  Notwithstanding any ownership interest in the Operating Partnership, the Operating Partnership shall at all times be considered a Subsidiary of REIT.

Subsidiary Guarantor.  As defined in the Senior Credit Facility Loan Agreement.

Survey.  An instrument survey of the Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall show that all buildings and structures are within the lot lines of the Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law, shall contain a certification satisfactory to Agent, and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of the Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Tier I Borrowing Base Value.  As defined in the Senior Credit Facility Loan Agreement.

Tier I Properties.  As defined in the Senior Credit Facility Loan Agreement.

Tier II Borrowing Base Value.  As defined in the Senior Credit Facility Loan Agreement.

Tier II Maximum Availability Amount.  As defined in the Senior Credit Facility Loan Agreement.

Tier II Properties.  As defined in the Senior Credit Facility Loan Agreement.

Title Insurance Company.  Any title insurance company or companies approved by the Agent and the Borrower.

Title Policy.  With respect to the Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under Applicable Law) in an amount as the Agent may reasonably require based upon the fair market value of the Property insuring the priority of the Mortgage thereon and that the Fee Owner holds marketable fee simple title to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens or persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) if required by Agent, an ALTA form 3.1 zoning endorsement, and (vi) a utility location endorsement.

Titled Agents.  The Arranger, and any syndication agent or documentation agent.

Total Commitment.  Thirty Four Million Eighty Thousand and No/100 Dollars ($34,080,000.00).

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Affiliate.  In respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Unhedged Variable Rate Debt.  Any Indebtedness with respect to which the interest is not fixed (or hedged to a fixed rate) for the entire term of such Indebtedness to maturity.

Uniform System of Accounts.  The Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2014, as published by the Educational Institute of the American Hotel & Motel Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within such Uniform System of Accounts.

Unrestricted Cash and Cash Equivalents.  As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value).  As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, reserves, Liens or claims of any kind in favor of any Person.

U.S. Person.  Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate.  See §4.3(g)(ii)(B)(iii).

Wholly-Owned Subsidiary.  As to the Operating Partnership or REIT, any Subsidiary of the Operating Partnership or REIT that is directly or indirectly owned one hundred percent (100%) by the Operating Partnership or REIT, respectively.  For the purposes of this Agreement, the Operating Partnership shall be deemed to be a Wholly-Owned Subsidiary of the REIT.  Also for purposes of this Agreement, any Subsidiary owned ninety-nine percent (99%) by the Operating Partnership and one percent (1%), directly or indirectly, by the REIT, shall be deemed to be a Wholly-Owned Subsidiary of the Operating Partnership.

Withholding Agent.  The REIT, the Borrower, any other Guarantor and the Agent, as applicable.

Write-Down and Conversion Powers.  With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Rules of Interpretation

.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.
(c) A reference to any law includes any amendment or modification of such law.

(d) A reference to any Person includes its permitted successors and permitted assigns and in the event such Person is a limited liability company and shall undertake an LLC Division, shall be deemed to include each limited liability company resulting from any such LLC Division.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.
(i) Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
(j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k) In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or the Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(l) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the REIT or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof

(m) To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

(n) Notwithstanding the terms of the definitions of Consolidated EBITDA, Fixed Charges, Consolidated Interest Expense, Consolidated Total Asset Value, Consolidated Total Indebtedness, Adjusted Consolidated EBITDA and Funds Available for Distribution when determining any results under such definitions which are to be done on a Consolidated Basis, the results of any non-Wholly-Owned Subsidiaries shall not be Consolidated but only the REIT’s Equity Percentage of such Persons shall be included. For the avoidance of doubt, the financial covenants in §8 and §9 shall continue to be calculated based on the REIT's Equity Percentage of the Fee Owner and Operating Lessee.

(o) If a certain action or event is not prohibited by the terms of this Agreement or the other Loan Documents, such action or event shall be deemed to be expressly permitted under the terms of this Agreement or the other Loan Documents provided that such action or event would not otherwise create or cause a Default or Event of Default.

(p) For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

(q) Notwithstanding anything herein to the contrary, (a) in no event shall Franchisor or its Affiliates be responsible for Borrower’s obligations under this Agreement or the other Loan Documents or any financial information, and (b) neither Franchisor nor its Affiliates endorses or participates in the financing evidenced by this Agreement or the other Loan Documents.

THE CREDIT FACILITY

.

Commitment to Lend

.  Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend the “Loans” to Borrower on the Closing Date in accordance with such Lender’s Commitment.

[Intentionally Omitted]

.

Notes

.  The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date as this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions.  One Note shall be payable to the order of each Lender in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon as set forth below.  The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Register reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Loans set forth on the Register shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on the Register shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

[Intentionally Omitted]

.

[Intentionally Omitted]

.

Interest on Loans

.

(r) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin.

(s) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin.

(t) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.
(u) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.
[Intentionally Omitted]

.

Funds for Loans

.

(v) Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Loan, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1.  Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §§10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office.  The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.

(w) Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to the Agent such Lender’s Commitment Percentage of a proposed Loan, the Agent may in its discretion assume that such Lender has made such Loan available to the Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.  If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%).

Use of Proceeds

.  The Borrower will use the proceeds of the Loans solely for  repayment of existing indebtedness secured by the Property and related closing costs.

[Intentionally Omitted]

.

[Intentionally Omitted]

[Intentionally Omitted]

.

Defaulting Lenders

.

(x) If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, all of the Lenders or affected Lenders, shall, except as specifically provided in §27, be suspended during the pendency of such failure or refusal.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate plus one percent (1%), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).

(y) Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments.  Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right.  If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below.  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee.  Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement.  The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees.  Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).
(z) [Intentionally Omitted].

(aa) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Agent or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans were made at a time when the conditions set forth in §§10 and 11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis until such time as all Loans are held by the Lenders pro rata in accordance with their Commitment Percentages, prior to being applied to the payment of any Loans of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.

(bb) [Intentionally Omitted].
(cc) [Intentionally Omitted].

(dd) If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a

Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

REPAYMENT OF THE LOANS

.

Stated Maturity

.  The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans on such date, together with any and all accrued and unpaid interest thereon.

Mandatory Prepayments

.

(ee) If at any time there shall occur, whether voluntarily, involuntarily or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of all or any part of the Collateral, all of the Obligations outstanding on such date, together with any and all accrued but unpaid interest thereon and any prepayment fees shall become absolutely due and payable.

(ff) If at any time (i) the Merger is consummated, (ii) the Senior Credit Facility Loan Agreement is terminated or (iii) all of the “Commitments” (as defined in the Senior Credit Facility Loan Agreement) are terminated, then in any of such events the Total Commitment under this Agreement shall automatically terminate and the Borrower shall immediately pay to Agent on behalf of the Lender all principal, interest and other amounts due and payable under this Agreement.  If at any time KeyBank is no longer the administrative agent under the Senior Credit Facility Loan Agreement (unless KeyBank has resigned or the lenders a party to the Senior Credit Facility Loan Agreement have removed KeyBank as administrative agent as a result of gross negligence or willful misconduct pursuant to §14.9 of the Senior Credit Facility Loan Agreement), then in any of such events the Total Commitment under this Agreement shall terminate and the Borrower shall immediately pay to Agent on behalf of the Lenders all principal, interest and other amounts due and payable under this Agreement.

(gg) In the event there shall have occurred a casualty or Taking with respect to the Property, the Borrower shall prepay the Loans up to the amount actually received concurrently with the date of receipt by Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking to the extent required by §7.7.

Optional Prepayments

.

(hh) The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7.

(ii) The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) Business Days prior written notice of any prepayment of any LIBOR Rate 35

Loans, or at least one (1) Business Day prior written notice of any prepayment of a Base Rate Loan, pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).

Partial Prepayments

.  Each prepayment of the Loans under §3.3 shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof.  Each partial payment under §§3.2 and 3.3 shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans.

Effect of Prepayments

.  Amounts of the Loans paid, including, without limitation, under §3.2 and §3.3 of this Agreement, prior to the Maturity Date may not be reborrowed.

CERTAIN GENERAL PROVISIONS

.

Conversion Options

.

(jj) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than one (1) LIBOR Rate Loan outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00 or a LIBOR Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(kk) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(ll) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted at the end of the applicable Interest Period to a Base Rate Loan.

Fees

.  The Borrower agrees to pay to KeyBank, the Agent and KCM for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to the fee letter among the Borrower, KeyBank and KCM (the “Agreement Regarding Fees”).  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

Funds for Payments

.

(mm) All payments of principal, interest, facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents.  Subject to the foregoing, all payments made to the Agent on behalf of the Lenders, and actually received by the Agent, shall be deemed received by the Lenders on the date actually received by the Agent.

(nn) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(oo) The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(pp) The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(qq) Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(rr) As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.3, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(ss) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this 38

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W‑8BEN‑E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W‑8BEN‑E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S.

federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(tt) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(uu) Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(vv) [Intentionally Omitted].

(ww) For purposes of this §4.3, the term “Applicable Law” includes FATCA.
Computations

.  All computations of interest on the Base Rate Loans to the extent applicable shall be based on a three hundred sixty-five (365) or three hundred sixty-six (366)-day year, as applicable, and paid for the actual number of days elapsed.  All other computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The Outstanding Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

Suspension of LIBOR Rate Loans

.  In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders.  In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

Illegality

.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.  Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.

Additional Interest

.  If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which the Borrower has elected a LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs.  The Borrower understands, agrees and acknowledges the following:  (a) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (b) LIBOR is used merely as a reference in determining such rate; and (c) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs.  The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

Additional Costs, Etc.

 Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(xx) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(yy) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender, or

(zz) impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(aaa) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i) to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or
(ii) to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans, or

(iii) to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

Capital Adequacy

.  If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity or capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof.  The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof.  In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.  For purposes of §4.8 and this §4.9, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.

Breakage Costs

.  The Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from the Agent, or such earlier date as may be required by this Agreement.

Default Interest; Late Charge

.  Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin plus four percent (4.0%) (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due (or, in the case of amounts due at the Maturity Date, within fifteen (15) Business Days of such date).

Certificate

.  A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error, and shall be promptly provided to the Agent and the Borrower upon their written request.

Limitation on Interest

.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law.  This §4.13 shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.

Certain Provisions Relating to Increased Costs

.  If a Lender gives notice of the existence of the circumstances set forth in §4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action.  Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, the Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment, provided that the Borrower shall pay to the Agent the assignment fee (if any) specified in §18.2, such assignment will result in a reduction in such compensation or payments thereafter, and such assignment does not conflict with Applicable Law.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.  The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

COLLATERAL SECURITY; GUARANTORS

.

Collateral

.  The Obligations shall be secured by a perfected first priority lien and security interest (subject to Liens permitted with respect thereto by §8.2) to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.

Appraisal

.

(bbb) The Agent may obtain a new Appraisal or an update to an existing Appraisal with respect to the Property as the Agent or the Required Lenders shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals, (ii) at any time following a Default or Event of Default, or if the Agent reasonably believes that there has been a casualty, Taking, the purchaser’s rights under the Option Agreement are exercised or a material adverse change or deterioration with respect to the Property, including, without limitation, a material change in the market in which the Property is located, or (iii) at any time that Agent or the Required Lenders determine that a more updated Appraisal is required by Applicable Law.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(a) shall be borne by the Borrower and payable to the Agent within ten (10) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of the Property obtained pursuant to this §5.2(a) more often than once in any period of twelve (12) months if no Event of Default exists.

(ccc) [Intentionally Omitted].

(ddd) The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement.  The Borrower further agrees that the Lenders and the Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

Release of Release Parcel

.  Borrower may obtain the release of the Release Parcel from the lien of the Mortgage (and related Loan Documents) solely in connection with the exercise of the purchase option by Release Parcel Purchaser pursuant to and in accordance with the Option Agreement, provided each of the following conditions are satisfied:

(eee) The Release Parcel is a legally subdivided parcel from the Property and is on a separate tax lot from the Property or is subject to a condominium regime (and Agent shall reasonably cooperate in such separation in anticipation of or in connection with such release);

(fff) The conveyance of the Release Parcel does not (1) violate the Option Agreement, (2) cause any portion of the portion of the Property continuing to be subject to the lien of the Loan Documents after such release (the “Remaining Property”) to be in violation of

Applicable Laws, (3) create any liens on the Remaining Property, except for utility access, parking and other easements necessary for infrastructure that benefit or are necessary for the Release Parcel or (4) violate the terms of any document or instrument relating to the Property, including any Lease or any Permitted Lien;

(ggg) So long as no Default of Event of Default then exists, the purchase price delivered to Fee Owner by Release Parcel Purchaser shall be retained by Fee Owner; provided, however, at any time when a Default or Event of Default then exists, such purchase price shall be paid to Agent for the benefit of the Lenders;

(hhh) Borrower shall submit to Agent, not less than ten (10) days prior to the date of such release:

(i) the proposed form of partial release of lien documentation for the Release Parcel (for execution by Agent) in a form appropriate in the State of Georgia and satisfactory to Agent in its reasonable discretion;

(ii) unless such an easement already exists of record, and provided that there are shared facilities, access or parking, a proposed form of easement agreement(s) or similar agreement(s) between Borrower and the transferee of the Release Parcel, in form and substance satisfactory to Agent in its reasonable discretion, pursuant to which Borrower shall receive and grant such easements, and the right to enforce such restrictive covenants, over the Release Parcel and the Remaining Property that are reasonably required for the continued use and operation of the Remaining Property and Release Parcel;

(iii) an updated zoning report or other evidence reasonably satisfactory to Agent that (1) the Release Parcel and the Remaining Property constitute separate and distinct tax lots, (2) the Remaining Property complies with all zoning laws and all Applicable Laws (including parking requirements), (3) all of the Licenses, including all of the then existing certificates of occupancy, with respect to the Remaining Property shall remain in full force and effect after the conveyance of the Release Parcel and (4) from and after the date of the release, no portion of the Remaining Property shall with respect to any contractual requirement or Applicable Laws (including zoning approvals, building code violations and parking requirements) be materially adversely affected in any manner by any contractual requirement or Applicable Laws affecting the Release Parcel to be released or, unless covered by the easement or similar agreement(s) referred to in subclause (d)(ii) above (including, the CCE&R Agreement referenced in Section 2.10 of the Option Agreement), otherwise be dependent on or otherwise linked or connected to the Release Parcel; and

(iv) an officer’s certificate certifying that such documentation (A) is in compliance with all Applicable Laws, and (B) is in compliance with all requirements of the Loan Documents;

(iii) Borrower shall deliver to Agent (i) concurrently with such release, fully executed copies of all transfer and easement or other documents related to such release (including those required pursuant to clause (d) above) and (ii) following recordation of any of such documents, copies of such recorded documents;

(jjj) Borrower and Guarantor shall execute and deliver such documents as Agent may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof relative to the Remaining Property; and

(kkk) Borrowers shall have paid to Agent all out-of-pocket unaffiliated third party costs and expenses (including reasonable attorneys’ fees) incurred by Agent in connection with such release of the Release Parcel from the lien of the Loan Documents.

[Intentionally Omitted]

.

[Intentionally Omitted]

.

Release of Collateral

.  Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans to Borrower, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and release the Borrower and Guarantors (other than with respect to obligations that survive termination of this Agreement).

REPRESENTATIONS AND WARRANTIES

.

The Borrower represents and warrants to the Agent and the Lenders as follows.

Corporate Authority, Etc.

.

(lll) Incorporation; Good Standing.  REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland.  REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.  The Operating Partnership is a Virginia limited partnership duly organized pursuant to its certificate of limited partnership filed with the Virginia State Corporation Commission, and is validly existing and in good standing under the laws of Virginia.  The Fee Owner is a Delaware limited liability company duly organized pursuant to its certificate of formation filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of the State of Delaware.  The Operating Lessee is a Delaware limited liability company duly organized pursuant to its certificate of formation, and is validly existing and in good standing under the laws of the State of Delaware.  The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and where the Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could reasonably be expected to have a Material Adverse Effect.

(mmm) Intentionally Omitted.

(nnn) Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of the Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.

(ooo) Enforceability.  This Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

Governmental Approvals

.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and the filing of the Security Documents in the appropriate records office with respect thereto.

Intentionally Omitted

.

Financial Statements

.  The Borrower has furnished to the Agent:  (a) the consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of operations and cash flow as of the Balance Sheet Date certified by the chief financial officer of REIT, (b) an unaudited statement of Net Operating Income for the period ending June 30, 2019, reasonably satisfactory in form to the Agent and certified by the chief financial officer of REIT as fairly presenting the Net Operating Income for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors, the Property and the Collateral.  The balance sheet and statements referred to in clauses (a) and (b) above have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods.  There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

No Material Changes

.  Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4 (with the date which is the most recent being applicable), there has occurred no materially adverse change in the financial condition, operations, prospects, business or assets of REIT and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheets of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows as of the Balance Sheet Date, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, operations, prospects, business or assets of REIT, its Subsidiaries or any of the Real Estate from the condition shown on the financial statements delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, assets, operations, prospects or financial condition of REIT and its Subsidiaries, considered as a whole, or of the Property.

Franchises, Patents, Copyrights, Etc.

.  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.  Except for any rights granted pursuant to the approved Franchise Agreement for the Property, the Property is not owned or operated by the Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo (provided that the Property may have signs or other indications that the Property is owned or operated by Borrower), and except for any rights granted pursuant to the approved Franchise Agreement for the Property, none of the trademarks, tradenames, service marks or logos (other than those indications that such property is owned or operated by Borrower) are registered or subject to any license or provision of law limiting their assignability or use.

Litigation

.  Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Property, the Collateral (provided that with respect to the Property and the Collateral, this representation is only made as of the Closing Date and excludes matters that are fully insured (other than deductibles)) or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.7, as of the Closing Date there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries, any Collateral, any

Material Contract or the Property which are not fully covered by insurance (other than deductibles).  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

No Material Adverse Contracts, Etc.

.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

Compliance with Other Instruments, Laws, Etc.

.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

Tax Status

.  Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations except those which are being contested in good faith and by appropriate proceedings as permitted by this Agreement, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.  Except as set forth on Schedule 6.10, there are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.  The taxpayer identification number for REIT is 52-1889548, the taxpayer identification number for the Operating Partnership is 52-1889549, the taxpayer identification number for Fee Owner is 81-3395281 and the taxpayer identification number for the Operating Lessee is 81-3380357.

No Event of Default

.  No Default or Event of Default has occurred and is continuing.

Investment Company Act

.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Setoff; Absence of UCC Financing Statements

.

(ppp) The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims (except for Liens with respect thereto permitted by §8.2), withholdings or other defenses by REIT, the Borrower or any of their Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person.

(a) Except with respect to Liens with respect to such Person permitted by §8.2 or as disclosed on the lien search reports delivered to and approved by the Agent, there is no financing statement (but excluding any financing statements that may be filed against Borrower or any Guarantor thereof without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of Borrower or any Guarantor or rights thereunder.

Certain Transactions

.  Except as disclosed on Schedule 6.14 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

Employee Benefit Plans

.  The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit

Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the assets of REIT or any of its Subsidiaries, including, without limitation, the Property or other Collateral, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

Disclosure

.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being, understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.  All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor, as supplemented to date, taken as a whole, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor, the Property or the Collateral, including, without limitation, the Property (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, taken as a whole, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or the Guarantors’ counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

Trade Name; Place of Business

.  Neither the Borrower nor any Guarantor uses any trade name or conducts business under any name other than its actual name set forth in the Loan Documents or names licensed to them by Franchisor.  The principal place of business of the Borrower is 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814.

Regulations T, U and X

.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

Environmental Compliance

.  The Borrower has obtained and provided to the Agent a written environmental site assessment report of the Environmental Engineer, which report shall be in form and substance satisfactory to the Agent (the “Environmental Report”).  Except as set forth in the Environmental Report with respect to the Property, the Borrower makes the following representations and warranties:

(qqq) None of the Borrower, the Guarantors or their respective Subsidiaries nor any manager of the Property, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation involves the Property and has had or could reasonably be expected, when taken together with other matters covered by this §6.19 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor in excess of $250,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property.

(rrr) None of the Borrower, any Guarantor nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case involves the Property.

(sss) (i) no portion of the Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Property except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or the users or operators of their properties, no Hazardous Substances have been generated or are being used on the Property except in the ordinary course of the Borrower’s, the Guarantors’ and their respective Subsidiaries’ respective businesses and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from the Property; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the Property which, through soil or groundwater contamination, may have come to be located on the Property; and (v) any Hazardous Substances that have been generated on the Property have been transported off‑site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.19(c) as to the Property where the foregoing has not had or could not reasonably be expected, when taken together with other matters covered by this §6.19 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor in excess of $250,000.00 and could not reasonably be expected to materially adversely affect the operation of or ability to use such property.

(ttt) none of the Borrower, the Guarantors, their respective Subsidiaries nor the Property is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgage or to the effectiveness of any other transactions contemplated hereby, except for such matters with which the Borrower, the Guarantors, their respective Subsidiaries shall have complied with as of the Closing Date.

(uuu) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Property.

(vvv) There has been no claim by any party that any use, operation, or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor is there any basis for such a claim, except where such existence with respect to the Property has not had or could not reasonably be expected, when taken together with other matters covered by this §6.19 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor in excess of $250,000.00 or could not reasonably be expected to materially adversely affect the operation of or ability to use such property.

(www) Except as disclosed in a report of an Environmental Engineer delivered to Agent in connection with the Property, no asbestos is located in or on any Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

Organizational Chart

.  The organizational chart attached as Schedule 6.20 hereto relating to the ownership of the Fee Owner and the Operating Lessee is true, complete and correct as of the date hereof.

Leases

.  Except as set forth on Schedule 6.21 with respect to the Property, the Property is not subject to any Lease or other occupancy agreement, other than the Operating Lease.  The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to the Property.  Such Leases constitute as of such date thereof the sole leases or licenses or other agreements pertaining to the occupancy or use of space (except for occupants of the Hotel Property in the ordinary course of business) at such Property and in the Building relating thereto.  Except as reflected on Schedule 6.21, no tenant under any Lease (i) is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments, lease buy-outs or abatements or credits, and (ii) has made any prepayments of rent or other payments due under such Lease for more than one (1) month in advance of the due date of such payment.  Except as set forth in Schedule 6.21, the Leases reflected therein are, as of the date hereof, in full force and effect in accordance with their respective terms, without basic rental payments or other payments to the landlord thereunder being in default beyond any applicable cure period or, to the best of Borrower’s knowledge, any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions, rebates, or tenant improvement allowances, contributions or landlord construction obligations available to any tenant thereunder, and, except as reflected in Schedule 6.21, neither the Borrower nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant under a Lease.

Property

.  Except as set forth on Schedule 6.22, (i) the Property, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear, (ii) the Property, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, parking, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands, tidelands and flood control, including without limitation, the American With Disabilities Act or any state laws regarding disability requirements, and any agreement, declaration, covenant or instrument to which Borrower or the Property may be subject (hereinafter referred to collectively as the “Requirements”) (but excluding for purposes of this §6.22, Environmental Laws), and no Building located on the Property is a so-called non-conforming use in violation of applicable zoning regulations, (iii) except as shown on the Survey for the Property, the Property is not located in a flood hazard area as defined by the Federal Insurance Administration, and the Property is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.,” (iv) the Borrower has not received any written notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by Applicable Laws or any agreement affecting the Property for the maintenance, operation, servicing and use of the Property or any Building for its current use (hereinafter referred to as the “Project Approvals”) which have not been granted, effected, or performed and completed (as the case may be), in accordance with the timeline required thereunder, or any fees or charges therefor which have not been fully paid before becoming delinquent, or which are no longer in full force and effect, and no Project Approvals will terminate, or become void or voidable or terminable on any foreclosure sale of the Property pursuant to the Mortgage, (v) there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Property or any part thereof for any material matter (including any matter that could affect the use or operation of the Property for its intended purposes), (vi) the Borrower has not received any written notice of, nor has any knowledge of, any material violation of any applicable Requirements or Project Approvals or any other material violation of restrictions or agreements by which Borrower or the Property is bound; (vii) all utilities necessary for the use and operation of the Property are installed to the property lines of the Property through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which, as applicable, any Mortgage creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with Applicable Law, (viii) the streets abutting the Property are dedicated and accepted public roads, to which the Property has direct access or are perpetual private ways (with direct access to public roads) to which the Property has direct access approved by the Agent and with respect to which, as applicable, any Mortgage creates a valid and enforceable first lien (subject to Liens permitted by §8.2(ix)), (ix) there are no unpaid or outstanding real estate or other taxes (including payments in lieu of taxes) or assessments on or against any of the Property which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (x) there are no unpaid or outstanding gross receipts, rent or sales taxes payable by Borrower with respect to the use and operation of the Property which are due and payable, (xi) Borrower has delivered to Agent a true, correct and complete copy of the Management Agreement and Franchise Agreement relating to the Property, (xii) neither the improvements located on the Property nor any operations therein, is now or has been damaged, impacted, or otherwise affected in any material respect by or subject to the growth or existence of a Mold Condition (as defined in the Indemnity Agreement); (xiii) except as set forth on Schedule 6.22 with respect to the Property as of the date of this Agreement, Borrower has completed all PIP or other work required to be performed or completed under the Franchise Agreement with respect to the Property, (xiv) the Property is separately assessed for purposes of real estate tax assessment and payment, (xv) there are no pending, or to the knowledge of the Borrower, threatened or contemplated, eminent domain proceedings against the Property except as disclosed to Agent pursuant to §7.7, (xvi) the Property is not now damaged in any material respect as a result of any fire, explosion, accident, flood or other casualty except as disclosed to Agent pursuant to §7.7, (xvii) none of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Property (other than with respect to outstanding claims in the ordinary course of business that are not material), or canceling or threatening to cancel any policy of insurance, and the Property complies with the material requirements of all of the Borrower’s, Guarantors’ and their respective Subsidiaries’ insurance carriers, and (xviii) no person or entity has any right or option to acquire the Property or any portion thereof or interest therein.  There have been no changes the Property (including, without limitation, changes or additions to the improvements, condemnations, changes in ingress, egress or parking, easements or encroachments) that would be shown by a current and accurate Survey from these conditions shown on the Survey for the Property provided to the Agent prior to the Closing Date.

Brokers

.  None of REIT nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

Other Debt

.  As of the date of this Agreement, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of the payment of any Indebtedness, the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party, and (b) no Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor.  Schedule 6.24 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $1,000,000.00 (other than the Senior Credit Facility Loan Agreement and other than with respect to any Indebtedness being repaid with the proceeds of Loans on the date hereof), and the Borrower has provided the Agent with such true, correct and complete copies thereof.

Solvency

.  After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

No Bankruptcy Filing

.  Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or for the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

No Fraudulent Intent

.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

Transaction in Best Interests of the Borrower and Guarantors; Consideration

.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries.  The Borrower and the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement.  The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

Contribution Agreement

.  The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Representations and Warranties of Guarantors

.  The Borrower has no knowledge that any of the representations or warranties of any Guarantor contained in any Loan Document to which such Guarantor is a party are untrue or inaccurate in any material respect.

OFAC

.  None of the Borrower, the Guarantors, any of their Subsidiaries or any of their respective officers or, to the knowledge of any Borrower, their respective directors, employees, agents, advisors or Affiliates (a) is (or will be) a Person:  (i) that is, or is owned or controlled by Persons that are:  (x) the subject or target of any Sanctions Laws and Regulations or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations, which includes, as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria or (ii) listed in any list related to or otherwise designated under any Sanctions Laws and Regulations maintained under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list), the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or under the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (any such Person described in clauses (i) or (ii), a “Designated Person”) and (b) is not and shall not engage in any dealings or transactions or otherwise be associated with a Designated Person.  In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with Sanctions Laws and Regulations and all Applicable Laws concerning money laundering and similar activities.  Neither Borrower, any Guarantor, nor any Subsidiary, director or officer of Borrower or Guarantor or, to the knowledge of Borrower, any Affiliate, agent or employee of Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.

Labor Matters

.  With respect to the Property:  (a) there are no strikes or other labor disputes against REIT or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the REIT or any of its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters; and (c) all payments due from REIT or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the REIT or such Subsidiary.

[Intentionally Omitted

.]

Material Contracts

.  Schedule 6.34 is, as of the date of this Agreement, a true, correct and complete listing of all Material Contracts.  Each of the Material Contracts is valid and enforceable in accordance with its terms and is in full force and effect.  Borrower has performed and is in compliance in all material respects with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

Intellectual Property

.  The Borrower and the Guarantors own or have the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights, if any, necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

EEA Financial Institutions

.  None of the Borrower, any Guarantor, nor their respective Subsidiaries is an EEA Financial Institution.

The Property.  The rights of the franchisee or licensee under the Franchise Agreement for the Property and of the Borrower under the Management Agreement for the Property are included in the Collateral as and to the extent permitted by the comfort letter delivered to Agent with respect to the Property on or about the Closing Date.

AFFIRMATIVE COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan is outstanding or any Lender has any obligation to make any Loans:

Punctual Payment

.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

Maintenance of Office

.  The Operating Partnership and each Guarantor will maintain their respective chief executive office at 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, or at such other place in the United States of America as the Operating Partnership or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Operating Partnership or such Guarantor in respect of the Loan Documents may be given or made.

Records and Accounts

.  The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, unless such change is required by GAAP or is mandated by GAAP to became effective, or (y) change its fiscal year.  The Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.

Financial Statements, Certificates and Information

.  The Borrower will deliver or cause to be delivered to the Agent, in form and substance reasonably satisfactory to the Agent, with sufficient copies for each of the Lenders:

(xxx) not later than ninety (90) days after the end of each calendar year, the audited consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of operations, equity, and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of the REIT, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by an independent nationally recognized accounting firm reasonably approved by the Agent and who shall have authorized REIT to deliver such financial statements and certifications thereof to the Agent and the Lenders;

(yyy) not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of operations, equity and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments);

(zzz) simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a statement (a “Compliance Certificate”) certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date, and (ii) a projection for the current and next three (3) succeeding fiscal quarters of compliance with the covenants described in the Compliance Certificate.   All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable.  All income, expense and value associated with Real Estate or other Investments acquired during any quarter will be added to calculations, where applicable, in a manner reasonably acceptable to Agent.  The Compliance Certificate shall be accompanied by copies of the statements of the Property Debt Yield, Consolidated EBITDA, Consolidated Adjusted EBITDA, Funds Available for Distribution, Net Operating Income and Adjusted Net Operating Income for such fiscal quarter, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT that the information contained in such statement fairly presents the Property Debt Yield, Consolidated EBITDA, Consolidated Adjusted EBITDA, Funds Available for Distribution, Net Operating Income and Adjusted Net Operating Income for such periods;

(aaaa) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) an operating statement for each of the Borrowing Base Properties for each such fiscal quarter and year to date, together with a comparison against the operating statement for the prior year, and a consolidated operating statement for the Borrowing Base Properties for each such fiscal quarter and year to date, together with a comparison against the consolidated operating statement for the prior year (such statements and reports to be in form reasonably satisfactory to Agent), (ii) a consolidated operating statement for all of the Real Estate of the Operating Partnership and its Subsidiaries for each such fiscal quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), (iii) an updated twelve (12) month cash flow projection including details of the taxes, insurance, and capital expenditures, and (iv) the status of any PIP or any Renovations;

(bbbb) simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b) above, a statement (i) listing the Real Estate owned or leased by REIT and its Subsidiaries (or in which REIT or any of its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, the number of rooms and occupancy, and whether such Real Estate constitutes a Land Asset or a Development Property, and (ii) listing the Indebtedness of REIT and its Subsidiaries (excluding Indebtedness of the type described in §§8.1(a), 8.1(c), 8.1(d) and 8.1(f)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness;

(cccc) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports, proxy statements and all other material information sent to the owners of the Operating Partnership or REIT (other than personal tax information);

(dddd) promptly following the Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Operating Partnership and REIT;

(eeee) notice of any audits pending or threatened in writing with respect to any tax returns filed by REIT or any of its Subsidiaries promptly following notice of such audit;

(ffff) promptly following the occurrence thereof, written notice to the Agent of any new or additional Indebtedness in excess of $1,000,000 or monetary Liens on any Real Estate directly or indirectly owned or leased by the Operating Partnership;

(gggg) within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion;

(hhhh) not later than January 31 of each year, a budget and business plan for the REIT and its Subsidiaries and each Borrowing Base Property for the then-current calendar year, which shall include a budget of planned capital expenditures on both an individual and a consolidated basis for each Hotel Property of REIT and its Subsidiaries and a marketing plan for each Hotel Property of the REIT and its Subsidiaries;

(iiii) within forty-five (45) days after the end of each fiscal quarter, for each Borrowing Base Property, a group booking pace report and market segmentation report, if reasonably available;
(jjjj) upon the request of Agent, the most current Smith Travel Research STR Report available, comparing the Property to its primary competitive set;

(kkkk) prompt notice of (i) any change in the senior management of the REIT, and (ii) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Operating Partnership, any Guarantor, or any of their respective Subsidiaries which has had or could have a Material Adverse Effect;

(llll) evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Property; and

(mmmm) from time to time, such other financial data and information in the possession of REIT or its Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT or any of its Subsidiaries and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting REIT or any of its Subsidiaries) as the Agent may reasonably request.

The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Section and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.”  Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof.  Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders.  The Borrower and the Guarantors authorize Agent and Arranger to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”).  Any such Electronic System is provided “as is” and “as available.”  The Agent and the Arranger do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arranger in connection with the Communications or the Electronic System.  In no event shall the Agent, the Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower and the Guarantors release Agent, the Arranger and the Lenders from any liability in connection therewith.  Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arranger to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arranger shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

Notices

.

(nnnn) Defaults.  The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”.  If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(oooo) Environmental Events.  The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) the Property or (B) the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(pppp) Notification of Claims Against Collateral.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject (other than Liens permitted with respect thereto pursuant to §8.2).

(qqqq) Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation, government investigations or proceedings threatened in writing or any pending litigation, government investigations and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation, government investigations or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the REIT or any of its Subsidiaries in an amount in excess of $1,000,000.00.

(rrrr) Notice of Defaults Under Organizational Agreements.  The Borrower will, within five (5) Business Days of notice or receipt, provide to the Agent copies of any and all written notices of default under any partnership agreement, operating agreement or other organizational agreement to which Borrower or any of its Subsidiaries is a party or of any failure by the Borrower or any of its Subsidiaries to perform any material obligation under any such partnership agreement, operating agreement or other organizational agreement.

(ssss) ERISA.  The Borrower will give notice to the Agent within five (5) Business Days after REIT or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(tttt) Notices of Default Under Management Agreement, Franchise Agreement and Operating Lease.  The Borrower will give notice to the Agent in writing within three (3) Business Days after the Borrower or any Guarantor (i) receives written notice from Manager, Franchisor or Operating Lessee pursuant to the Management Agreement, Franchise Agreement or Operating Lease relating to the Property of a default by the Borrower under such Management Agreement, Franchise Agreement or Operating Lease, or (ii) delivers a written notice to Manager, Franchisor or Operating Lessee under the Management Agreement, Franchise Agreement or Operating Lease of the Property of a default by such Manager, Franchisor or Operating Lessee under the Management Agreement, Franchise Agreement or Operating Lease.

(uuuu) [Intentionally Omitted].

(vvvv) Notification of Lenders.  Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

Existence; Maintenance of Properties

.

(wwww) Except as permitted under §§8.4 and 8.8, the Borrower and each Guarantor will (i) preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation and (ii) will cause each of their respective Subsidiaries that are not Guarantors to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.  In the event Borrower or any Guarantor is a limited liability company, such Person shall not, nor shall any of its members or managers, take any action in furtherance of, or consummate, an LLC Division.  The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business (except with respect to Subsidiaries of the Operating Partnership that are not Guarantors, where such failure has not had and could not reasonably be expected to have a Material Adverse Effect).  REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status.  The common stock of REIT shall at all times during the term of this Agreement be listed for trading and be traded on the New York Stock Exchange, NASDAQ or another nationally recognized exchange.  The REIT, Operating Partnership or General Partner shall continue to own directly or indirectly not less than eighty percent (80%) of the Fee Owner and Operating Lessee.

(xxxx) The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, provided, that the foregoing, shall not prohibit the sale of properties in the ordinary course of business in accordance with the terms of this Agreement, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

Insurance; Condemnation

.

(yyyy) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Property:

(i) “Cause of Loss-Special Form” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from acts of terrorism, and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Agent may approve, with deductibles not to exceed $100,000.00 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require.  Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii) Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv) Business interruption insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income for the Property for a twelve (12) month period with an extended period of recovery provision covering at least 180 days following the resumption of operations;

(v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Property, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000.00, a completed operations aggregate limit of not less than $2,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury and property damage;

(vi) During the course of construction or repair of any improvements on the Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii) Employer’s liability insurance with respect to the Borrower’s employees (or if the Borrower have no employees, with respect to the employees of the manager under the Management Agreement);

(viii) Umbrella liability insurance with limits of not less than $25,000,000.00 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

(ix) Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Property with limits as required by Applicable Law (or if Borrower have no employees, for all employees of the manager under the Management Agreement); and

(x) If the Borrower is directly engaged in operating the businesses of the Property, the Borrower shall maintain such additional insurance appropriate to the nature of the operations in such forms and amounts as the Agent may reasonably require, including but not limited to innkeeper/bailee legal liability coverage, general liability coverages for restaurant and food service operations, liquor legal liability coverage, garagekeepers legal liability coverage, and automobile liability coverage.  If the Borrower contracts with a third party operator or manager to conduct the business operations of the Property, the Borrower shall cause its contracts to require these coverages to be maintained by the operator or manager.  In either case, the insurance shall be written with appropriate extensions of coverage for the Borrower, and the Agent and Lenders as additional insureds; and

(xi) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Property.

The Borrower shall pay all premiums on insurance policies.  The insurance policies with respect to the Property provided for in clauses (v), (vi) and (viii) above shall name the Agent as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), (ii), (iii), (iv) and (vi) above shall name the Agent as mortgagee (with respect to the Property subject to the Mortgage) and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses (with respect to the Property subject to the Mortgage) and lender’s loss payable endorsements in form and substance acceptable to the Agent.  The Borrower shall deliver certificates of insurance evidencing all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.  Borrower shall provide to Agent a duplicate original or certified copy of the insurance policies required hereunder promptly after the original policy is received by Borrower.  Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Agent, the Borrower shall deliver to the Agent evidence of continued coverage, as may be satisfactory to the Agent, and within five (5) Business Days after the renewal date of such policies, the Borrower shall deliver a certificate of insurance to Agent, in form and substance satisfactory to the Agent.

(zzzz) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified so as to reduce or in any way negatively affect insurance coverage on the Property, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by certified or registered mail; provided, however, that only ten (10) days prior written notice to Agent shall be required if such cancellation or termination is due to non-payment of any insurance premium, and (v) that the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(aaaaa) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7, and contain endorsements or clauses assuring that any claim or recovery will not be less than that which a separate policy would provide.

(bbbbb) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Property is located and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.

(ccccc) Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(ddddd) In the event of any loss or damage to or Taking of the Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent.  Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies or as a result of a Taking, to appear in and prosecute any action arising from such insurance policies or as a result of a Taking, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds and Condemnation Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $250,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim.  The Borrower and each Guarantor further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Property and the Obligations as they become due during the course of reconstruction or repair of the Property and to reimburse the Borrower or such Guarantor, in accordance with such terms and conditions as the Agent may prescribe, for, or to pay directly, the costs of reconstruction or repair of the Property, and upon completion of such reconstruction or repair to pay any excess Insurance Proceeds to the Borrower, provided that (i) upon completion of such reconstruction or repair, the Property is in compliance with all applicable state, federal and local laws, ordinances and regulations, including, without limitation, all building and zoning laws, ordinances and regulations and (ii) no Defaults or Events of Default exist or are continuing under this Agreement on the date of such payment to the Borrower.

(eeeee) Notwithstanding the foregoing or anything to the contrary contained in the Mortgage, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed twenty-five percent (25%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements binding upon the Franchisor and Manager agreeing upon a date for delivery of possession of the Property to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of the Franchisor or Manager may terminate the Franchise Agreement or the Management Agreement as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration and prior to the expiration of any business interruption coverage, (vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with the Franchise Agreement, the Management Agreement and any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any Taking, (a) the value of the land taken under such condemnation is less than $500,000.00; (b) less than five percent (5%) of the land is taken;

(c) the land that is taken is located along the perimeter or periphery of the land; (d) access to the Property is not affected in any way by the Taking; (e) no portion of the improvements are taken; and (f) Agent shall determine that following such repair or restoration there shall be no reduction in occupancy or income from the Property so affected by such specific condemnation or taking (excluding any proceeds from business interruption insurance or proceeds from such award allocable to such income).  Any excess Insurance Proceeds shall be paid to the Borrower, or if a Default or Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer.  Any excess Condemnation Proceeds shall be applied to the payment of the Obligations.  In no event shall the provisions of this Section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder.  If the Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies to the extent that they relate to the Property and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Property prior to the acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Property.

(fffff) [Intentionally Omitted].
(ggggg) The Borrower and the Guarantors will provide to the Agent for the benefit of the Lenders a Title Policy for the Property.
Taxes; Liens

.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Property, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral, the Property or any other property of the Borrower and all non-governmental assessments, levies, maintenance and other charges, whether resulting from covenants, conditions and restrictions or otherwise, water and sewer rents and charges assessments on any water stock, utility charges and assessments and owner association dues, fees and levies, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property and the Borrower shall not be subject to any fine, suspension or loss of privileges or rights by reason of such proceeding, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture, loss or suspension of operation by reason of such proceeding and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP (or if such aggregate amount so contested relates to the Property and equals or exceeds $250,000, then Borrower shall have deposited with Agent as additional Collateral adequate reserves as reasonably determined by Agent); and provided,  further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.  Borrower shall deliver to the Agent evidence of payment of taxes, other assessments, levies and charges described in this §7.8 with respect to the Property not later than ten (10) Business Days prior to the date upon which such amounts are due and payable unless the same are being contested in accordance with the terms hereof and the other Loan Documents.

Inspection of Properties and Books

.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

Compliance with Laws, Contracts, Licenses, and Permits

.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (d) all applicable decrees, orders, and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where failure to so comply with either clause (a), (c) or (e) would not result in the material non-compliance with the items described in such clauses.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise the Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.

Further Assurances

.  The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

Leases of the Property

.  Neither Borrower nor any Guarantor will without the prior written consent of the Agent, such approval to not be unreasonably withheld, (i) enter into a new Lease of all or any portion of the Property, (ii) amend, supplement or otherwise modify any Lease in a manner materially adverse to the interest of the Lenders (it being understood that, without limitation, any shortening of a lease term, reduction of rents or other payment obligations, granting of abatements, increasing allowances, contributions or otherwise providing economic concessions to the tenant hereunder, creating economic obligations of the landlord thereunder, increasing the landlord’s obligations or decreasing the landlord’s rights, altering the “triple net” or “double net” (as applicable) nature of any Lease, decreasing the tenant’s obligations, creating additional remedies, rights of self-help, offset, termination, co-tenancy or other similar provisions for the benefit of the tenant thereunder, or creating rights of first offer or first refusal, shall be deemed to be materially adverse to the Lenders), (iii) terminate or cancel, or accept the surrender of, any Lease, (iv) if Borrower’s or such Guarantor’s consent is required under the terms of such Lease, consent to the assignment or subletting of any Lease, or (v) grant any concessions to or waive the performance of any material obligations of any tenant, lessee or licensee under any now existing or future Lease.  Any new Lease shall contain customary mortgagee provisions (including the ability of the landlord to assign its interest without consent and the subordination of the Lease and the tenant’s rights thereunder to any mortgage, deed of trust or deed to secure debt encumbering such property).  Borrower shall promptly deliver to Agent a copy of any amendment to a Lease.

Material Contracts

.

(hhhhh) The Borrower and the Guarantors shall perform each and all of their obligations under each Material Contract.  Borrower shall not, and shall not permit a Guarantor to, directly or indirectly cause or permit to exist any condition which could result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party thereto under, any Material Contract for all or any portion of the Property.

(iiiii) Neither the Borrower nor any Guarantor shall do any of the following without the Agent’s prior written consent with respect to the Property (which as to clause (i) shall not be unreasonably withheld, conditioned or delayed):  (i) enter into, modify, amend, surrender or terminate any Material Contract, including any new or replacement Operating Lease, Franchise Agreement or Management Agreement; (ii) be or become a party to a Management Agreement that provides for base management fees in excess of 4.0% of Gross Hotel Revenues; or (iii) reduce the term of, increase the charges or fees payable by such Person under, decrease the charges or fees payable to such Person under, or otherwise modify or amend in any material respect, any Material Contract.  As a condition to any approval of a new Manager, Borrower shall deliver to

Agent upon Agent’s request a collateral assignment of such Management Agreement to Agent and a subordination of the Manager’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents.  Agent may condition the approval of any Franchise Agreement upon the execution and delivery by the Franchisor to Agent of a “comfort letter” in form and substance reasonably satisfactory to Agent.

(jjjjj) The Borrower shall upon the request of the Agent obtain an updated comfort letter from Franchisor as the Agent may request.
(kkkkk) The Borrower shall deliver to Agent a comfort letter from the Franchisor to Agent with respect to the Property within ten (10) Business Days of the Closing Date.
Business Operations

. REIT and its Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and such other lines of business that are reasonably related or incidental thereto and in compliance with the terms and conditions of this Agreement and the Loan Documents.  Neither REIT nor the Borrower will, or permit any of their respective Subsidiaries to, directly or indirectly, engage in any line of business other than the acquisition, ownership, operation and development of Hotel Properties

Registered Service Mark

.  Without prior written notice to the Agent, except for such rights as are granted pursuant to the approved Franchise Agreement for the Property, the Property shall not be owned or operated by the Borrower or any Guarantor under any trademark, tradename, service mark or logo (provided that the foregoing shall not preclude signs or other indications that the Property is owned or operated by REIT or one of its Subsidiaries).  In the event the Property shall be owned or operated under any tradename, trademark, service mark or logo, except those pursuant to a permitted Franchise Agreement and excluding any such item that simply indicates that the property is owned or operated by REIT or a Subsidiary, the Borrower or the applicable Guarantor shall enter into such agreements with the Agent in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably require, to grant the Agent a perfected first priority security interest therein and to grant to the Agent or any successful bidder at a foreclosure sale of the Property the right and/or license to continue operating the Property under such tradename, trademark, service mark or logo as determined by the Agent.

[Intentionally Omitted]

.

[Intentionally Omitted]

.

Plan Assets

.  The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate or other assets will be deemed to be Plan Assets at any time.

Completion of Renovations

.

(lllll) In the event that Borrower shall undertake any Renovations to the Property pursuant to a PIP or otherwise, the Borrower shall (i) obtain the prior written approval of Agent (which approval may be withheld in its sole and absolute discretion) of such Renovation; (ii) cause the same to be performed diligently and promptly and to be commenced, performed and completed within the time limits set forth in the PIP (if applicable) and any Material Contract; (iii) cause to be obtained all governmental permits required for such Renovations; (iv) cause such Renovations to be constructed, performed and completed in compliance, in all material respects, with Applicable Law and all applicable requirements of the Manager and Franchisor, in a good and workmanlike manner, with materials of high quality, free of defects, and in accordance with the plans and specifications therefor and the PIP (if applicable), without substantial deviation therefrom unless approved by the Agent (which approval shall not be unreasonably withheld, conditioned or delayed) and by the Manager or Franchisor, as applicable; (v) cause such Renovations to be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens; (vi) pay or cause to be paid all costs of such Renovations when due; (vii) subject to Borrower’s rights pursuant to §7.19(c), fully pay and discharge, or cause to be fully paid and discharged, all claims for labor performed and material and services furnished in connection with such Renovations; and (viii) subject to Borrower’s rights pursuant to §7.19(c), promptly release and discharge, or cause to be released and discharged, all claims of stop notices, mechanic’s liens, materialman’s liens and equitable liens that may arise in connection with such Renovations.

(mmmmm) [Intentionally Omitted.]

(nnnnn) The Borrower shall not suffer or permit any mechanics’, materialmen’s, suppliers’ or other Lien claims to be filed or otherwise asserted against the Property, subject to Borrower’s rights pursuant to §7.19(c).  If a claim of lien is recorded which affects the Property, the Borrower shall, within fifteen (15) days of such recording, or within ten (10) days of the Agent’s demand, whichever occurs first:  (i) pay and discharge, or cause to be paid and discharged, the claim of Lien; or (ii) provide the Agent with other assurances (which may include a bond) which the Agent deems, in its reasonable discretion, to be satisfactory for the payment of such claim of Lien and for the full and continuous protection of the Agent and the Lenders from the effect of such Lien.

Borrowing Base Properties

.

(ooooo) Borrower shall cause the Property to at all times satisfy all of the following conditions:

(i) the Property shall be owned one hundred percent (100%) in fee simple by Fee Owner and leased to Operating Lessee pursuant to the Operating Lease, free and clear of all Liens other than the Liens permitted by §8.2(viii), and the Property and all assets of the Operating Lessee shall not have applicable to it any negative pledge or restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents);

(ii) the Property shall not have any material environmental, structural or other defects, and not be subject to any condemnation proceeding, that in any event would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such property, and such property shall be in compliance with federally mandated flood insurance requirements (including the maintenance of flood insurance if all or any portion of any Building is located within a federally designated flood hazard zone);

(iii) the only assets of the Fee Owner and the Operating Lessee shall be the Property;

(iv) no strike, lockout, labor dispute, embargo, injunction or other proceeding has occurred which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any Guarantor at the Property;

(v) the Property is used as a limited service, select service or full service, in each case of upscale or midscale quality or better;
(vi) the Property is operated under the Management Agreement;
(vii) the Property is operated under an Approved Brand pursuant to a Franchise Agreement approved by Agent;
(viii) the Property was first acquired by Fee Owner and Operating Lessee after September 30, 2015; and

(ix) the construction of the Hotel Property on the Property was either substantially completed or has undergone a complete renovation consistent with the applicable PIP within fifteen (15) years of the date hereof; and

(x) at least ninety percent (90%) of the aggregate hotel rooms in the Property must be open for business, not under Material Renovation, and have at least one year of operating history.
(ppppp) The Borrower shall, and shall cause the Fee Owner and the Operating Lessee to:
(i) operate the Property in compliance with Applicable Law in all material respects;

(ii) promptly perform and/or observe (or cause to be performed and/or observed) in all material respects the covenants and agreements required to be performed and observed by it under the Material Contracts to which it is a party and do all things necessary to preserve and to keep unimpaired their rights thereunder;

(iii) enforce in all respects the performance and observance of all of the material covenants and agreements required to be performed or observed by the other parties to each Material Contract;

(iv) promptly deliver to the Agent a copy of each PIP, and any other material written notice or report received by it or to it under the Management Agreement or the Franchise Agreement;
(v) maintain Inventory at the Property in amounts reasonably required to meet the standards from time to time required by the Manager and Franchisor; and
(vi) maintain all Licenses required to operate the Property in full force and effect and promptly comply with all material conditions thereof.
Sanctions Laws and Regulations

.  The Borrower shall not, directly or indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations by any party to this Agreement, or (iii) in any manner that would cause the Borrower, the Guarantors or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act.  None of the funds or assets of the Borrower or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.  Borrower shall maintain policies and procedures designed to promote and achieve compliance with Sanctions Laws and Regulations.

Assignment of Interest Rate Protection

.  In no event shall the Borrower or any Guarantor enter into an interest rate cap, swap, collar or other interest rate protection agreement with respect to the Obligations without the prior written consent of Agent.

NEGATIVE COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

Restrictions on Indebtedness

.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(qqqqq) Indebtedness to the Lenders arising under any of the Loan Documents;
(rrrrr) Indebtedness of REIT, General Partner, Operating Partnership and the Subsidiary Guarantors to one or more lenders arising under the Senior Credit Facility Loan Agreement;

(sssss) current liabilities of the Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(ttttt) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(uuuuu) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default;
(vvvvv) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(wwwww) subject to the provisions of §9, Non-Recourse Indebtedness of REIT and its Subsidiaries (other than the Subsidiary Guarantors, the Fee Owner and the Operating Lessee);
(xxxxx) [intentionally omitted]; and

(yyyyy) subject to the provisions of §9, Recourse Indebtedness of the REIT and its Subsidiaries (excluding the Fee Owner and the Operating Lessee”), provided that the aggregate amount of such Recourse Indebtedness (excluding the “Obligations” (as defined in the Senior Credit Facility Loan Agreement)) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value; provided further, however, that the Obligations shall be excluded for the purposes of determining the amount of Recourse Indebtedness in this §8.1(i).

Notwithstanding anything in this Agreement to the contrary, except as provided in clause (x) below of this paragraph, (i) none of the Indebtedness described in §8.1(g) or (i) above shall have the Property or any interest therein or any direct or indirect ownership interest in any Borrower as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, and (ii) the Fee Owner and Operating Lessee shall not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non-recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §§8.1(a), 8.1(c), 8.1(d), 8.1(e) and 8.1(f); provided further that (x) the Fee Owner and the Operating Lessee may be liable with respect to Capital Leases and purchase money Liens financing equipment solely at the Property (whether owned or leased), provided that the aggregate amount of all such obligations shall not exceed $25,000.00.

Restrictions on Liens, Etc.

.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing); (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or which are being contested as permitted under this Agreement;

(ii) Liens on assets other than (A) the Collateral, (B) the Property and any Material Contracts that are not Collateral, or (C) any direct or indirect interest of the Borrower or any Guarantor, in respect of judgments permitted by §8.1(e);

(iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iv) encumbrances on Real Estate other than the Property consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any such Subsidiary, which defects do not individually or in the aggregate have a Material Adverse Effect;

(v) Liens on Real Estate and incidental personal property used in connection therewith (other than the Property or other Collateral or any direct or indirect interest therein) to secure Indebtedness of Subsidiaries of the Operating Partnership (other than the Fee Owner and the Operating Lessee and owners of interests in the Fee Owner and the Operating Lessee) permitted by §8.1(g) and (i);

(vi) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(vii) Liens of Capitalized Leases on the property leased thereby and Liens with respect to property financed pursuant to §8.1(i);
(viii) Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations; and

(ix) Liens in favor of the Agent and the Lenders on the “Borrowing Base Properties” (as defined in the Senior Credit Facility Loan Agreement) to secure the Senior Credit Facility and the “Hedge Obligations” (as defined in the Senior Credit Facility Loan Agreement);

(x) Leases, liens and encumbrances on the Property expressly permitted under the terms of this Agreement (with respect to Leases) and the Mortgage relating thereto (with respect to liens and encumbrances).

Notwithstanding anything in this Agreement to the contrary, (i) neither the Fee Owner, the Operating Lessee nor the Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in (A) with respect to the Fee Owner and the Operating Lessee, §§8.2(i), 8.2(vi), 8.2(viii) and 8.2(x), and Liens securing the Indebtedness permitted by clause (x) in the last paragraph of §8.1, (B) with respect to REIT and General Partner, §§8.2(i), 8.2(iii), 8.2(vi) and 8.2(viii), and (ii) neither Operating Partnership, any Guarantor nor any of their respective Subsidiaries shall grant any Liens secured by Equity Interests or any distributions or any other rights or interests relating thereto except for Liens granted to Agent under the Loan Documents and Liens secured by Equity Interests of Subsidiaries of the Operating Partnership that are not the Fee Owner or the Operating Lessee and that do not have direct or indirect interests in the Fee Owner or the Operating Lessee.  For the avoidance of doubt, no vehicles used in connection with the operation of the Property shall be subject to any Lien.

Restrictions on Investments

.  Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(zzzzz) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the REIT or its Subsidiary;

(aaaaaa) marketable direct obligations of any of the following:  Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(bbbbbb) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided,  however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(cccccc) commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;

(dddddd) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(eeeeee) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §§8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and

(ffffff) shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.

(gggggg) The acquisition of fee interests by the Operating Partnership or its Subsidiaries in (i) Real Estate which is utilized as a full service, select service or limited service Hotel Property located in the continental United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purpose;

(hhhhhh) Investments by the Operating Partnership in Wholly-Owned Subsidiaries of the Operating Partnership, which in turn own Investments permitted by this §8.3;
(iiiiii) Investments by the REIT in the General Partner and in Subsidiaries of the Operating Partnership as contemplated in the definition of Wholly-Owned Subsidiary;
(jjjjjj) Investments by General Partner in the Operating Partnership and in TRS;

(kkkkkk) Investments by the Operating Partnership and its Subsidiaries in Land Assets, provided that the aggregate Investment pursuant to this §8.3(l) shall not at any time exceed five percent (5%) of Consolidated Total Asset Value;

(llllll) Investments by the Operating Partnership in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates, which in turn own Investments permitted by this §8.3, provided that the aggregate Investment pursuant to this §8.3(m) (excluding the Operating Partnership’s Investment in the Aloft Atlanta Joint Venture) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value;

(mmmmmm) Investments by the Operating Partnership and its Subsidiaries in Development Properties for properties of the type described in §8.3(h)(i), provided that the aggregate Investment pursuant to this §8.3(n) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value; and

(nnnnnn) Investments by the Operating Partnership and its Subsidiaries in Mortgage Note Receivables created by seller financing provided by the Operating Partnership with respect to any Tier II Properties included as Borrowing Base Properties under the Senior Credit Facility Loan Agreement existing on the date hereof, provided that the aggregate Investment pursuant to this §8.3(o) shall not exceed in the aggregate $5,000,000;

(oooooo) Investments by the Operating Partnership and its Subsidiaries in Mortgage Note Receivables (other than seller-financing), provided that the aggregate Investment pursuant to §8.3(o) and this §8.3(p) shall not at any time exceed five percent (5%) of Consolidated Total Asset Value.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Operating Partnership, any Guarantor and their Subsidiaries in the Investments described in §8.3(l), (m), (n) (o) and (p) at any time exceed twenty percent (20%) of Consolidated Total Asset Value.

For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person’s Equity Percentage of their non-Wholly-Owned Subsidiaries’ and Unconsolidated Affiliates’ Investments valued in the manner set forth for the determination of Consolidated Total Asset Value, or if not included therein, valued at the GAAP book value.

Merger, Consolidation

.  Other than with respect to or in connection with any disposition permitted under §8.8, the Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, dissolve, liquidate, dispose of (including, without limitation, by way of an LLC Division) or lease (but not including Operating Leases) all or substantially all of its assets or business, merge, reorganize, consolidate or do any other business combination, individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender:  (i) the merger or consolidation of one or more of the Subsidiaries of the Operating Partnership (other than the Fee Owner and the Operating Lessee) with and into the Operating Partnership (it being understood and agreed that in any such event the Operating Partnership will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Operating Partnership; provided that no such merger or consolidation shall involve the Fee Owner and the Operating Lessee, and (iii) the liquidation or dissolution of any Subsidiary of the Operating Partnership that does not own or lease any assets so long as such Subsidiary is not the Fee Owner and the Operating Lessee.  Nothing in this §8.4 shall prohibit the dissolution of a Subsidiary of the Operating Partnership which has disposed of its assets in accordance with this Agreement and the Senior Credit Facility Loan Agreement.  A Subsidiary of the Operating Partnership may sell all of its assets (and may effectuate such sale by merger or consolidation with another Person, with such other Person being the surviving entity) subject to compliance with the terms of this Agreement (including, without limitation, §8.8, and the Senior Credit Facility Loan Agreement), and after any such permitted sale, may dissolve.

Sale and Leaseback

.  The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer the Property owned or leased by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back the Property without the prior written consent of the Agent, such consent not to be unreasonably withheld.

Compliance with Environmental Laws

.  None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following:  (a) use any of the Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating single tenant commercial operating properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Property any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Property except in compliance with Environmental Laws, (d) conduct any activity at the Property or use the Property in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Property or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:

(i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Property in violation of applicable Environmental Laws; and

(ii) if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on the Property (including, without limitation, any such Release or disposal occurring prior to the acquisition or leasing of the Property by the Borrower or any Guarantor), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Property in full compliance with all applicable Environmental Laws; provided, that each of the Borrower and a Guarantor shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of the Agent and no action shall have been commenced or filed by any enforcement agency.  The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

(iii) At any time after an Event of Default shall have occurred hereunder, the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of the Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent the Property and (B) whether the use and operation of the Property complies with all Environmental Laws to the extent required by the Loan Documents.  Additionally, at any time that the Agent or the Required Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to the Property, or that the Property is not in compliance with Environmental Laws to the extent required by the Loan Documents, the Borrower shall promptly upon the request of the Agent obtain and deliver to the Agent such environmental assessments of the Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to the Property and (B) whether the use and operation of the Property comply with all Environmental Laws to the extent required by the Loan Documents.  Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws.  All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.

§1.2	Distributions.
(a) [Intentionally Omitted].

(b) The Operating Partnership, General Partner and REIT shall not pay any Distribution to their partners or shareholders, respectively, to the extent that the aggregate amount of such Distribution paid, when added to the aggregate amount of all other Distributions paid in any period of four (4) consecutive fiscal quarters, exceeds one hundred five percent (105%) of Funds Available for Distribution for the period ending as of June 30, 2019, and, ninety-five percent (95%) of Funds Available for Distribution for any such period thereafter; provided that the limitations contained in this §8.7(b) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.  For the purposes of calculating compliance with this §8.7(b), Funds Available For Distribution and Distributions shall be calculated for the prior four (4) consecutive fiscal quarters most recently ended.  Nothing in this §8.7(b) shall prohibit Distributions by the Operating Partnership to the General Partner and

Distributions by the General Partner to the REIT to facilitate Distributions by the REIT otherwise permitted in this §8.7(b).  In addition, Distributions from the Operating Partnership to the General Partner and Distributions from the General Partner to the REIT shall not be counted in either the one hundred five percent (105%) or the ninety-five percent (95%) limitation, as applicable, set forth above.

(c) If an Event of Default shall have occurred and be continuing, the Operating Partnership, General Partner and REIT shall make no Distributions to their respective partners, members or other owners.
Asset Sales

.  The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of (a) all or substantially all of their assets (provided that any direct or indirect Subsidiary of the REIT (except for the Borrower or General Partner) may sell, transfer or otherwise dispose of all of its assets as permitted by this Agreement provided that the aggregate of all sales by the Borrower, the Guarantors and their respective Subsidiaries shall not constitute a sale, transfer or disposition of all or substantially all of the assets of the Borrower and its Subsidiaries) or (b) any material asset other than pursuant to a bona fide arm’s length transaction.

Restriction on Prepayment of Indebtedness

.  The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Default or Event of Default, prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1, and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

Zoning and Contract Changes and Compliance

.  Neither the Borrower nor any Guarantor shall (a) initiate or consent to any zoning reclassification of any of the Property or seek any variance under any existing zoning ordinance or use or permit the use of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation or (b) initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of the Property.

Derivatives Contracts

.  Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for interest rate hedges permitted under the Senior

Credit Facility Loan Agreement and interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §8.1.

Transactions with Affiliates

.  The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including the Borrower or any Guarantor), except (i) transactions set forth on Schedule 6.14 attached hereto and (ii) transactions in the ordinary course of business pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Management Fees

.  Borrower shall not pay, and shall not permit to be paid, any management fees or other payments under the Management Agreement to any manager that is an Affiliate of Borrower or REIT in the event that an Event of Default shall have occurred and be continuing.

Changes to Organizational Documents

.  Borrower shall not amend or modify, or permit the amendment or modification of, the articles, bylaws, limited liability company agreements or other formation or organizational documents of Borrower or any Guarantor in any material respect, without the prior written consent of Agent, not to be unreasonably withheld, conditioned or delayed.  For the avoidance of doubt, amendments or modifications to the organizational documents of the Operating Partnership, General Partner or REIT related to governance matters (e.g., board size) or capitalization including, but not limited to, the establishment of new classes or series of preferred stock and effecting stock splits shall not be deemed to be material for purposes of this §8.14.

Transfers and Equity Pledges

.  Except for (1) any transfer of the interests in REIT that do not constitute a Change of Control under paragraph (a) in the definition of “Change of Control” in §1.1, or (2) subject to satisfaction of the terms and conditions of §5.3 above, any transfer of the Release Parcel effectuated pursuant to the terms and conditions of the Option Agreement, or (3) or as otherwise consented to in writing by Agent in its sole and absolute discretion, Borrower shall not cause or permit: (a) the Property, or any part thereof, or any direct or indirect interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (b) any transfer, pledge, encumbrance, assignment or conveyance of any direct or indirect interest in the Fee Owner or the Operating Lessee.  Notwithstanding anything in this Agreement to the contrary, neither the Operating Partnership, the General Partner nor the REIT will create or incur or suffer to be created or incurred any Lien on any legal, equitable or beneficial interest of the REIT in the General Partner or the Operating Partnership, or of Operating Partnership in the Fee Owner or the Operating Lessee, including, without limitation, any Distributions or rights to Distributions on account thereof (other than those in favor of Agent). Notwithstanding anything to the contrary contained herein, in no event shall Borrower modify, amend or restate the Option Agreement without the prior written consent of Agent, which consent may be withheld in sole and absolute discretion.

Non-Encumbrance

.  Without implying any limitation upon the generality of §8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist (a) any lien, encumbrance, mortgage, pledge, negative pledge, change, restriction or other security interest of any kind upon the Property, or (b) any provision of a document, instrument or agreement (other than a Loan Document) which, in the case of (a) or (b), prohibits or purports to prohibit the creation or assumption of any Lien on the Property or interest therein as security for the Obligations.

FINANCIAL COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

Minimum Property Debt Yield

.  The Borrower will not at any time permit the Property Debt Yield to be less than ten percent (10.0%).

Leverage

.  The Operating Partnership will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) to exceed 60%.

Secured Leverage Ratio

.  The Operating Partnership shall not at any time permit the ratio of Secured Indebtedness of the REIT and its Subsidiaries (excluding the indebtedness evidenced by the Senior Credit Facility Loan Agreement) to Consolidated Total Asset Value (expressed as a percentage) to exceed forty percent (40%).

[Intentionally Omitted.]

.

Adjusted Consolidated EBITDA to Fixed Charges

.  The Operating Partnership will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended four (4) fiscal quarters to Fixed Charges determined for the most recently ended four (4) fiscal quarters to be less than 1.50 to 1.

For the purposes of determining compliance with this §9.5 commencing upon March 29, 2017, the Consolidated Interest Expense component of Fixed Charges shall be determined for the fiscal quarter ending March 31, 2017 (and after giving pro forma effect in a manner reasonably acceptable to Agent to any debt reductions during such quarter as a result of equity raised by REIT), and then annualized in a manner reasonably acceptable to Agent.  Thereafter the Consolidated Interest Expense component of Fixed Charges shall be determined by annualizing the actual Consolidated Interest Expense (determined for the fiscal quarter ending March 31, 2017 as provided above) from and including the quarter ending March 31, 2017 until there are four (4)

full fiscal quarters of results, and thereafter shall be determined based upon the most recently ended four (4) fiscal quarters.

Minimum Consolidated Tangible Net Worth

.  The Operating Partnership will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $55,000,000.00, plus (ii) eighty percent (80%) of the sum of any additional Net Offering Proceeds after the date of this Agreement.

[Intentionally Omitted]

.

Unhedged Variable Rate Debt

.  The Operating Partnership will not at any time permit the Unhedged Variable Rate Debt of the REIT and its Subsidiaries on a Consolidated basis to exceed twenty-five percent (25%) of Consolidated Total Asset Value; provided, however, that the Obligations shall be excluded from the calculation of Unhedged Variable Rate.

CLOSING CONDITIONS

.

The obligation of the Lenders to make the Loans shall be subject to the satisfaction of the following conditions precedent:

Loan Documents

.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have receive the fully-executed original of its Note.

Certified Copies of Organizational Documents

.  The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to Borrower or any Guarantor that owns or leases the Property) in which the Property is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

Resolutions

.  All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

Incumbency Certificate; Authorized Signers

.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

Opinion of Counsel

.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

Payment of Fees

.  The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

Performance; No Default

.  The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

Representations and Warranties

.  The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

Proceedings and Documents

.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

Intentionally Omitted

.

Compliance Certificate

.

(d) The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which the Borrower has provided financial statements under §6.4; and

(e) The Agent shall have received a compliance certificate pursuant to the Senior Credit Facility Loan Agreement dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which the Operating Partnership has provided financial statements under §6.4

Intentionally Omitted

.

Consents

.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

Contribution Agreement

.  The Agent shall have received a fully executed counterpart of the Contribution Agreement.

Insurance

.  The Agent shall have received certificates evidencing that the Agent is named as mortgagee and/or additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

Other

.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

CONDITIONS TO ALL BORROWINGS

.

The obligations of the Lenders to make any Loan whether on or after the Closing shall also be subject to the satisfaction of the following conditions precedent:

Prior Conditions Satisfied

.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

Representations True; No Default

.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

Borrowing Documents

.  The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.7.

EVENTS OF DEFAULT; ACCELERATION; ETC.

.

Events of Default and Acceleration

.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(f) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(g) the Borrower shall fail to pay any interest on the Loans or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(h) the Borrower shall fail to perform any term, covenant or agreement contained in §9.1, or the Operating Partnership fail to perform any term, covenant or agreement contained in §§9.2, 9.3,9.5, 9.6 or 9.8;

(i) any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subsections or clauses of this §12 or in the other Loan Documents);

(j) any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(k) the Operating Partnerhsip, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided,  however, that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involves singly or in the aggregate (i) any obligations for Indebtedness or under Derivative Contracts (other than Non-Recourse Indebtedness) totaling $500,000.00 or greater or (ii) Non-Recourse Indebtedness totaling $10,000,000.00 or greater;

(l) any of the Borrower, the Guarantors, or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(m) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors, or any of their 92 respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(n) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(o) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one (1) or more uninsured or unbonded final judgments against the Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $250,000.00 per occurrence with respect to the Fee Owner or the Operating Lessee, or  $2,500,000.00 per occurrence with respect to the Operating Partnership, any Guarantor or any of their respective Subsidiaries (other than the Fee Owner and the Operating Lessee) or during any twelve (12) month period;

(p) any of the Loan Documents or the Contribution Agreement shall be disavowed, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to disavow, cancel, revoke, rescind or challenge or contest the validity or enforceability of any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(q) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur, in each case, other than as permitted under the terms of this Agreement or the other Loan Documents;

(r) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in excess of $2,500,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(s) the Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, (ii) the Property or any Material Contract, or (iii) the Collateral;

(t) any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under any Guaranty or any other Loan Document;

(u) any Change of Control shall occur;
(v) an Event of Default under any of the other Loan Documents shall occur; or
(w) an “Event of Default” under the Senior Credit Facility Loan Agreement shall occur;

then, and in any such event, the Agent may, and, upon the request of the Required Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§12.1(g), 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, the Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration.

Certain Cure Periods; Limitation of Cure Periods

.  Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due (or, with respect to any payments other than interest on the Loans or any fees due under the Loan Documents, within five (5) Business Days after written notice thereof shall have been given to the Borrower by the Agent), provided,  however, that the Borrower shall not be entitled to receive more than two (2) grace or cure periods in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further, that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7, to any default (whether of the Borrower, any Guarantor or any Subsidiary thereof) consisting of a failure to comply with §§7.4(c), 7.14, 7.18, 7.19(c), 7.20, 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9, 8.11, 8.13, 8.14, 8.15 or 8.16 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

Termination of Commitments

.  If any one or more Events of Default specified in §12.1(g), 12.1(h) or 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower.  If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders, shall, by notice to the Borrower terminate the obligation to make Loans to the Borrower.  No termination under this §12.3 shall relieve the Borrower or the Guarantors of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

Remedies

.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent, on behalf of the Lenders may, and upon the direction of the Required Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, requiring the establishment of a hard lockbox and cash management system with Agent, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.  If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

Distribution of Collateral Proceeds

.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(x) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid or incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(y) Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2, (ii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13, and (iii) except as otherwise provided in clause (ii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders, pro rata; and provided,  further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(z) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.
SETOFF

.

Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of the Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender under the Loan Documents.  Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.  In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

THE AGENT

.

Authorization

.  The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship.  The Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

Employees and Agents

.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower to the extent otherwise required hereunder.

No Liability

.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by the Agent with the consent or at the request of the Required Lenders.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

No Representations

.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  The Agent’s Special Counsel has only represented the Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between the Agent’s Special Counsel and the Agent or KeyBank.  Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

Payments

.

(aa) A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).

(bb) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

Holders of Notes

.  Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

Indemnity

.  To the extent that Borrower for any reason fails to indefeasibly pay any amount required under §15 or §16 to be paid by it to the Agent, the Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.  The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

The Agent as Lender

.  In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

Resignation

.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders,

subject to the terms of §18.1, shall have the right to appoint as a successor Agent any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  If no successor Agent shall have been appointed and shall have accepted such appointment within ten (10) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  In either case, unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower.  Upon the acceptance of any appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as the Agent.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.  Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

Duties in the Case of Enforcement

.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided,  however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.  Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Lenders, the Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and the Agent shall promptly thereafter notify the Lenders of such action.  Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors or out of the Collateral within such period.  The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

Request for Agent Action

.  The Agent and the Lenders acknowledge that in the ordinary course of business of the Borrower, (a) the Property may be subject to a Taking, or (b) the Borrower may desire to enter into easements or other agreements affecting the Property, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to the Agent in connection with any easements or agreements affecting the Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of the Borrower’s business.

Bankruptcy

.  In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement.  Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless the Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that the Agent file such proof of claim.

Reliance by the Agent

.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Approvals

.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the

Agent, within ten (10) days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender.  If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.

The Borrower Not Beneficiary

.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

[Intentionally Omitted]

.

Comfort Letter

.  Borrower and the Lenders acknowledge that Agent has or will enter into a comfort letter or other agreement with the Franchisor on a form delivered to and reasonably approved by Agent.  Borrower acknowledges that the existence of such letter and agreement and the performance by Agent and the Lenders of any obligations under such letter and agreement shall not affect, impair or release the obligations of Borrower or Guarantors under the Loan Documents.  Such letter and agreement are solely for the benefit of Agent and the Lenders and not for the benefit of Borrower or Guarantors, and Borrower and Guarantors shall have no rights thereunder or any right to insist on the performance thereof.  Agent is authorized by Lenders to perform its obligations under such letter and agreement, and each Lender agrees to be bound thereby and to perform its obligations thereunder.

EXPENSES

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The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders, including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes relating thereto payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, engineer’s fees, environmental reviews and reasonable fees, expenses and disbursements of the counsel to the Agent and KCM and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable out-of-pocket fees, costs, expenses and disbursements of the Agent and KCM incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable out-of-pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the release of Collateral and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in clause (d) above), (f) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default or any other workout of the Loan Documents and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s, or any of the Lenders’ relationship with the Borrower or the Guarantors (provided that any attorneys’ fees and costs pursuant to this §15(f) with respect to counsel separate from that retained by Agent (including local counsel) shall be limited to those incurred by one primary counsel retained by the Required Lenders), (g) all reasonable out-of-pocket fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all reasonable out-of-pocket expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans.  The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

INDEMNIFICATION

.

The Borrower agrees to indemnify and hold harmless the Agent, the Lenders, the Arranger, their respective Affiliates and Persons who control the Agent, or any Lender or the Arranger, and each director, officer, employee, agent and attorney of each of the foregoing Persons, against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property, any other Real Estate or the Loans, (b) any condition of the Property or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, agreement, consent, permit or license relating to the Property or any other Real Estate including, without limitation, the Franchise Agreement, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided,  however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.  In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and an additional single local counsel in each applicable local jurisdiction for all such parties (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law.  The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

SURVIVAL OF COVENANTS, ETC.

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All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans.  The indemnification obligations of the Borrower provided herein and in the other Loan Documents and the Borrower’s obligations under §§4.8, 4.9 and 4.10 shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

ASSIGNMENT AND PARTICIPATION

.

Conditions to Assignment by Lenders

.  Except as provided herein, each Lender may assign to one or more banks or other entities (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within five (5) Business Days after receipt of notice, the Borrower shall be deemed to have consented (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit I attached hereto (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) Reserved, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower and (g) if such assignment is less than the assigning Lender’s entire Commitment, the assigning Lender shall retain an interest in the Loans of not less than $5,000,000.00.  Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender.  In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its applicable Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Register

.  The Agent, acting for this purpose as a non-fiduciary agent for Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $5,500.00.

New Notes

.  Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register.  Within five (5) Business Days after receipt of notice of such assignment from the Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

Participations

.  Each Lender may, without the consent of Agent or Borrower, sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §§4.8, 4.9, 4.10 and 13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided,  however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise permitted under this Agreement).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Pledge by Lender

.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341, any other central bank having jurisdiction over such Lender, or to such other Person as the Agent may approve to secure obligations of such Lender.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

No Assignment by the Borrower

.  The Borrower shall not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents (including by way of an LLC Division) without the prior written consent of each of the Lenders.

Disclosure

.  The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment.  The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7).  In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower.  Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

Mandatory Assignment

.  In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of the Required Lenders, all of the Lenders or all of the Lenders directly affected thereby but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by the Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Note.  Notwithstanding anything in this §18.8 to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver.  The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

Amendments to Loan Documents

.  Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.

Titled Agents

.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS

.

(cc) Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attn:  Tom Schmitt
Telecopy No.:  (770) 510-2195

and

Dentons US LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn:  William F.  Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower:

Condor Hospitality Limited Partnership
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
Attn:  Arinn Cavey
Telecopy No.:  (402) 371-4229

With a copy to:

McGrath North Mullin & Kratz, PC LLO
First National Tower, Suite 3700
1601 Dodge Street
Omaha, Nebraska 68102
Attn:  Jason D. Benson, Esq.
Telecopy No.:  (402) 952-6864

With a copy to:

Three Wall Capital LLC

40 West 57th Street, 29th Floor

New York, New York 10019

Attn: Alan Kanders

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, New York 10019

Attn: Paul Shapses, Esq.

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy is permitted, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(dd) Loan Documents and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail.  The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Agent and Lenders.  Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

(ee) Notices and other communications to the Agent, the Lenders and the hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §2 if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

RELATIONSHIP

.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and the Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN).  THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (a) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.  IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR OTHER ASSETS OF THE BORROWER AND THE GUARANTORS EXIST AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH

SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.

HEADINGS

.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

COUNTERPARTS

.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

ENTIRE AGREEMENT, ETC.

.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.  THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25

WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

DEALINGS WITH THE BORROWER

.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.  The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.  Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise.  Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies.  Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies.  Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.

CONSENTS, AMENDMENTS, WAIVERS, ETC.

.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders.  Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby:  (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the Maturity Date; (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Collateral or any of the Guarantors, except as otherwise provided in this Agreement; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action; or (m) an amendment of the definition of Change of Control or waiver of any Change of Control.  The provisions of §14 may not be amended without the written consent of the Agent.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.  The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank and KCM in connection with the syndication of the Loan, provided that no such amendment or modification affects or increases any of the obligations of the Borrower hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SEVERABILITY

.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

TIME OF THE ESSENCE

.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

NO UNWRITTEN AGREEMENTS

.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

REPLACEMENT NOTES

.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

NO THIRD PARTIES BENEFITED

.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Arranger and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.  In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

PATRIOT ACT

.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS

.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(ff) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(gg) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWER

.

Attorney-in-Fact

.  For the purpose of implementing the joint borrower provisions of the Loan Documents, the Borrower hereby irrevocably appoint each other, and the Borrower’s Representative, as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

Accommodation

.  It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrower and at their request.  Accordingly, the Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Loan Request or any other request or communication made by a purported officer of any Borrower (including, without limitation, Borrower’s Representative) without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.  Whenever pursuant to this Agreement or the other Loan Documents, the Borrower’s Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Borrower’s Representative, the decision of the Borrower’s Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of Borrower’s Representative and shall be final and conclusive.

Waiver of Automatic or Supplemental Stay

.  Each Borrower represents, warrants and covenants to the Lenders and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any other Borrower at any time following the execution and delivery of this Agreement, none of the Borrowers shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Lenders or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Lenders or Agent has, whether now or hereafter acquired, against the other Borrowers or against any property owned by such other Borrowers.

Waiver of Defenses

.  Each Borrower hereby waives and agrees not to assert or take advantage of any defense based upon:

(hh) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, this Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any obligations hereby guaranteed, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, this Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the obligations hereby guaranteed or any other instrument or agreement referred to therein or evidencing any obligations hereby guaranteed or any assignment or transfer of any of the foregoing;

(ii) any subordination of the payment of the obligations hereby guaranteed to the payment of any other liability of any other Person;
(jj) any act or failure to act by any other Person which may adversely affect any Borrower’s subrogation rights, if any, against any other Person to recover payments made under this Guaranty;
(kk) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the obligations hereby guaranteed;
(ll) any application of sums paid by Borrower or any other Person with respect to the liabilities of Lender, regardless of what liabilities of the Borrower remain unpaid;
(mm) any defense of Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(nn) either with or without notice to any Borrower, any renewal, extension, modification, amendment or other changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(oo) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

(pp) the incapacity, lack of authority, death or disability of any other Person or entity, or the failure of Agent or any Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of any other Person or entity;

(qq) the dissolution or termination of existence of any other Person or entity;
(rr) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any other Person or entity;

(ss) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, or any other Person or entity, or any other Person’s or entity’s properties or assets;

(tt) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Collateral, the Property or any of the improvements located thereon;

(uu) the failure of Agent or the Lenders to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of any Borrower or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

(vv) any failure or delay of Lender to commence an action against any other Person, to assert or enforce any remedies against any Borrower under the Note or the other Loan Documents, or to realize upon any security;

(ww) any failure of any duty on the part of Lender to disclose any facts it may now or hereafter know regarding any Borrower (including, without limitation such Borrower’s financial condition), any other Person, the Collateral, or any other assets or liabilities of such Persons, whether such facts materially increase the risk to any Borrower or not (it being agreed that Borrowers assume responsibility for being informed with respect to such information);

(xx) failure to accept or give notice of acceptance of this Guaranty by Lender;
(yy) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;
(zz) failure to make or give protest and notice of dishonor or of default to Borrowers to any other party with respect to the indebtedness or performance of the Obligations;
(aaa) any and all other notices whatsoever to which Borrowers might otherwise be entitled;
(bbb) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Obligations;
(ccc) the invalidity or unenforceability of the Note, or any of the other Loan Documents, or any assignment or transfer of the foregoing;
(ddd) the compromise, settlement, release or termination of any or all of the obligations of Borrowers under the Note or the other Loan Documents;

(eee) any transfer by Borrowers or any other Person of all or any part of the security encumbered by the Loan Documents;
(fff) the failure of Agent or the Lenders to perfect any security or to extend or renew the perfection of any security; or

(ggg) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrowers might otherwise be entitled, it being the intention that the obligations of Borrowers hereunder are absolute, unconditional and irrevocable.

Waiver

.  Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other of the Borrowers) marshaled upon any foreclosure of the lien created by such Security Documents.  Each of the Borrowers further agrees that the Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect.  Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Lenders and Agent may exercise any of such rights and remedies without notice to either of the Borrowers except as required by law or the Loan Documents and agrees that neither the Lenders nor Agent shall be required to proceed against the other of the Borrowers or any other Person or to proceed against or to exhaust any other security held by the Lenders or Agent at any time or to pursue any other remedy in Lender’s or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

Subordination

.  Except as set forth in the Contribution Agreement, each of the Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of the Borrowers acknowledges that it has no right whatsoever to proceed against the other for reimbursement of any such payments.  In connection with the foregoing, each of the Borrowers expressly waives any and all rights of subrogation to the Lenders or Agent against the other of the Borrowers, and each of the Borrowers hereby waives any rights to enforce any remedy which the Lenders or Agent may have against the other of the Borrowers and any rights to participate in any Collateral or any other assets of the other Borrowers.  In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrowers to all indebtedness of the Borrowers to the Lenders and Agent, and agrees with the

Lenders and Agent that neither of the Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrowers.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:Condor Hospitality REIT Trust,
a Maryland real estate investment trust,
its general partner

By:  /s/ Arinn Cavey

Name:  Arinn Cavey________________

Title:     Vice President

(SEAL)

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company

By:Spring Street Hotel Property II LLC, its sole member

By: TWC Spring Hotel LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By: /s/ Alan Kanders

Alan Kanders, Administrative Member

(SEAL)

[Signatures Continued on Next Page]

KeyBank / Condor Credit Agreement

SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company

By:Spring Street Hotel OpCo II LLC, its sole member

By: TWC Spring OpCo LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:  /s/ Alan Kanders

Alan Kanders, Administrative Member

(SEAL)

[Signatures Continued on Next Page]

KeyBank / Condor Credit Agreement

AGENT AND LENDERS KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent By: /s/ Thomas Z. Schmitt Name: Thomas Z. Schmitt Title: Assistant Vice President (SEAL)

[Signatures Continued on Next Page]

KeyBank / Condor Credit Agreement

EXHIBIT A

[Intentionally Omitted]

A-1

EXHIBIT B

FORM OF TERM LOAN NOTE

$___________________________, 201__

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or order, in accordance with the terms of that certain Term Loan Agreement, dated as of August 9, 2019, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Credit Agreement as a Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership By:Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner By: Name: Title: (SEAL)

[Signatures continued on next page]

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company

By:Spring Street Hotel Property II LLC, its sole member

By: TWC Spring Hotel LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

                                                (SEAL)

SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company

By:Spring Street Hotel OpCo II LLC, its sole member

By: TWC Spring OpCo LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

       (SEAL)

EXHIBIT C

[Intentionally Omitted]

C-1

EXHIBIT D

[Intentionally Omitted]

D-1

EXHIBIT E

[Intentionally Omitted]

E-1

EXHIBIT F

[Intentionally Omitted]

F-1

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia 30328

Attention:  Tom Schmitt

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of August 9, 2019 (as the same may hereafter be amended, the “Credit Agreement”) by and among Condor Hospitality Limited Partnership, a Virginia limited partnership (“Operating Partnership”), Spring Street Hotel Property LLC, a Delaware limited liability company (“Fee Owner”), Spring Street Hotel Opco LLC, a Delaware limited liability company (“Operating Lessee”; Operating Partnership, Fee Owner and Operating Lessee are hereinafter collectively referred to as the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower (or REIT, on the Borrower’s behalf) is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of REIT for the fiscal period ended _______________ (the “Balance Sheet Date”).  Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of REIT at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §7.4(c) or §10.11 of the Credit Agreement, as applicable.  If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of REIT as of the Balance Sheet Date adjusted in the best good faith estimate of REIT to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of REIT of its effects are set forth in reasonable detail in an attachment hereto.  The undersigned officer is the chief financial officer, chief executive officer, treasurer or chief accounting officer of the Borrower (or REIT, if this certificate is delivered by REIT on the Borrower’s behalf).

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default.  (Note:  If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto. Notwithstanding anything herein to the contrary, with respect to compliance with the financial covenants contained in §9 of the Credit Agreement, the Fee Owner and the Operating Lessee are only certifying herein as to the compliance of the Borrower with the financial covenant contained in §9.1 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate this _____ day of ___________, 201__.

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership By:Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner By: Name: Title: (SEAL)

[Signatures continued on next page]

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company

By:Spring Street Hotel Property II LLC, its sole member

By: TWC Spring Hotel LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

                                                (SEAL)

SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company

By:Spring Street Hotel OpCo II LLC, its sole member

By: TWC Spring OpCo LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

       (SEAL)

APPENDIX TO COMPLIANCE CERTIFICATE

EXHIBIT H

[Intentionally Omitted]

H-6

EXHIBIT I

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated ____________________, by and between ____________________________ (“Assignor”), and ____________________________ (“Assignee”).

W I T N E S E T H:

WHEREAS, Assignor is a party to that certain Term Loan Agreement, dated August 9, 2019, as, by and among CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Operating Partnership”), SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company (“Spring Street Property Owner”), SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company (“Spring Street OpCo”),  (the Operating Partnership, Spring Street Property Owner and Spring Street OpCo are hereinafter collectively referred to as the “Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (as amended from time to time, the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Definitions. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.
1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its Note in the amount of $_______________ representing a $_______________ Commitment, and a _________________ percent (_____%) Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding Revolving Credit Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment Percentage equal to the amount of the respective Assigned Interests.

(b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”).  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

2. Representations and Requests of Assignor.

(a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s Revolving Credit Note is $____________ and the aggregate outstanding principal balance of the Revolving Credit Loans made by it equals $_______, and (iii) that it has forwarded to the Agent the Revolving Credit Note held by Assignor.  Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower of any of its obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b) Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

3. Representations of Assignee.  Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement.  Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor and is not a Defaulting Lender or Affiliate of a Defaulting Lender, and (g) represents and warrants that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to the Borrower and the Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes.  Assignee agrees that the Borrower may rely on the representation contained in Section 4(h).

4. Payments to Assignor.  In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the Revolving Credit Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

5. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Credit Agreement.
6. Effectiveness.

(a) The effective date for this Agreement shall be _______________ (the “Assignment Date”).  Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

7. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:Same as above

Eurodollar Lending Office:Same as above

8. Payment Instructions. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to the Agent.

9. GOVERNING LAW.    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.
11. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by the Agent.
12. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE: By: Title ASSIGNOR: By: Title

RECEIPT ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO BY: KEYBANK NATIONAL ASSOCIATION, as Agent By: Title

CONSENTED TO BY:

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:Condor Hospitality REIT Trust,

a Maryland real estate investment trust, its general partner

By:

Name:

Title:

(SEAL)

[Signatures continued on next page]

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company

By:Spring Street Hotel Property II LLC, its sole member

By: TWC Spring Hotel LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

                                                (SEAL)

SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company

By:Spring Street Hotel OpCo II LLC, its sole member

By: TWC Spring OpCo LLC, its Administrative Member

By:TWC Spring Street Hotel GP LLC, its Managing Member

By:

Alan Kanders, Administrative Member

       (SEAL)

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement dated as of August 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Condor Hospitality Limited Partnership, a Virginia limited partnership (“Operating Partnership”), Spring Street Hotel Property LLC, a Delaware limited liability company (“Fee Owner”), Spring Street Hotel Opco LLC, a Delaware limited liability company (collectively, the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title: Date: __, 20__

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement dated as of August 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Condor Hospitality Limited Partnership, a Virginia limited partnership (“Operating Partnership”), Spring Street Hotel Property LLC, a Delaware limited liability company (“Fee Owner”), Spring Street Hotel Opco LLC, a Delaware limited liability company (collectively, the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 20__

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement dated as of August 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Condor Hospitality Limited Partnership, a Virginia limited partnership (“Operating Partnership”), Spring Street Hotel Property LLC, a Delaware limited liability company (“Fee Owner”), Spring Street Hotel Opco LLC, a Delaware limited liability company (collectively, the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 20__

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement dated as of August 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Condor Hospitality Limited Partnership, a Virginia limited partnership (“Operating Partnership”), Spring Street Hotel Property LLC, a Delaware limited liability company (“Fee Owner”), Spring Street Hotel Opco LLC, a Delaware limited liability company (collectively, the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title: Date: , 20__

EXHIBIT K

[Intentionally Omitted]

K-7

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$34,080,000.00	100%
LIBOR Lending Office: Same as Above

TOTAL	$34,080,000.00	100%

Schedule 1.1 – Page 1

SCHEDULE 1.3

[Intentionally Omitted]

Schedule 1.3 – Page 1

SCHEDULE 2.9(a)

[Intentionally Omitted]

Schedule 2.9(a) – Page 1

SCHEDULE 2.9(b)

[Intentionally Omitted]

Schedule 2.9(b) – Page 1

SCHEDULE 4.3

ACCOUNTS

None.

Schedule 4.3 – Page 1

SCHEDULE 5.3

[Intentionally Omitted]

Schedule 5.3 – Page 1

SCHEDULE 6.3

TITLE TO PROPERTIES

None.

Schedule 6.3 – Page 1

SCHEDULE 6.5

NO MATERIAL CHANGES

None.

Schedule 6.5 – Page 1

SCHEDULE 6.7

PENDING LITIGATION

None.

Schedule 6.7 – Page 1

SCHEDULE 6.10

TAX STATUS

None.

Schedule 6.10 – Page 1

SCHEDULE 6.14

CERTAIN TRANSACTIONS

None.

Schedule 6.14 – Page 1

SCHEDULE 6.20

ORGANIZATIONAL CHART

[See Attached]

Schedule 6.20(a) – Page 1

Schedule 6.20(b) – Page 1

SCHEDULE 6.21

LEASES

None.

Schedule 6.21 – Page 1

SCHEDULE 6.22

PROPERTY

1.	Any matters set forth in the property condition reports, Phase I environmental site assessments and surveys delivered to Agent.

Schedule 6.22 – Page 1

SCHEDULE 6.24

OTHER DEBT

1.	The Senior Credit Facility Loan Agreement.
2.

Springing Unconditional Guaranty of Payment and Performance dated as of December 14, 2016 by Condor Hospitality Trust, Inc. in favor of Great Western Bank, with respect to the Loan Agreement dated as of December 14, 2016 among CDOR KCI Loft, LLC, TRS KCI Loft, LLC and Great Western Bank, and the other Loan Documents thereto (as defined therein).

3.	Convertible Promissory Note dated March 16, 2016 by Condor Hospitality Trust, Inc. to the order of Real Estate Strategies L.P. in the original principal amount of $1,011,599.

Schedule 6.24 – Page 1

SCHEDULE 6.34

MATERIAL CONTRACTS

1.Management Agreement;

2.Franchise Agreement;

3.Operating Lease; and

4.Option Agreement.

Schedule 6.34 – Page 1

SCHEDULE 6.37

[Intentionally Omitted]

Schedule 6.37 – Page 1

SCHEDULE 7.23

[Intentionally Omitted]

Schedule 7.23 – Page 1